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                                                                   EXHIBIT 10.13




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                            SCC COMMUNICATIONS CORP.
                      SENIOR SUBORDINATED NOTE AND WARRANT
                               PURCHASE AGREEMENT

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                         DATED AS OF NOVEMBER 20, 1997


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                               TABLE OF CONTENTS


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         BACKGROUND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 SECTION A.       SELLER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 SECTION B.       SENIOR LOAN.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 SECTION C.       PURCHASE AND SALE OF NOTE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 SECTION D.       PURCHASE AND SALE OF WARRANT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

         STATEMENT OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                          SECTION 1        DEFINED TERMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                          SECTION 2        PURCHASE AND SALE OF THE NOTE. . . . . . . . . . . . . . . . . . . . . . . . 3
                          SECTION 3        PURCHASE AND SALE OF THE WARRANT . . . . . . . . . . . . . . . . . . . . . . 3
                          SECTION 4        CONDITIONS TO CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                          SECTION 5        REPRESENTATIONS AND WARRANTIES OF
                                           SELLER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                          SECTION 6        REPRESENTATIONS AND WARRANTIES OF THE
                                           PURCHASER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          SECTION 7        FINANCIAL REPORTING. . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          SECTION 8        AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          SECTION 9        NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          SECTION 10       FINANCIAL TESTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          SECTION 11       EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          SECTION 12       INDEMNIFICATION BY THE SELLER  . . . . . . . . . . . . . . . . . . . . . .  26
                          SECTION 13       MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                 Glossary of Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Exhibit A
                 Form of Note Between Seller and Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . Exhibit B

                 Exceptions to Representations and Warranties . . . . . . . . . . . . . . . . . . .  Schedule 5.1 et seq.





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                      SENIOR SUBORDINATED NOTE AND WARRANT
                               PURCHASE AGREEMENT

         This is a SENIOR SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT dated as of November 20, 1997 ("Agreement") by and between SCC COMMUNICATIONS CORP. ("SCC"), a Delaware corporation, and BANC ONE CAPITAL PARTNERS II, LLC ("BOCP"), a Delaware limited liability company, as purchaser.

         SCC, together with its successors and assigns, is referred to as the "Seller". BOCP, together with its successors and assigns, is referred to as the "Purchaser". The Seller and the Purchaser are referred to collectively as the "Parties", and individually as a "Party".


                                   BACKGROUND

         SECTION A.  SELLER.

         SCC is a Delaware corporation engaged in the business of providing database access and maintenance services to wireline and wireless service providers ("Business").

         SECTION B.  SENIOR LOAN.

         Pursuant to a Loan Agreement dated as of July 1, 1996 (as amended, the "Senior Loan Agreement") by and between Bank One Colorado, NA ("Senior Lender") and the Seller, the Senior Lender has agreed to provide to the Seller on a revolving credit basis up to a maximum aggregate principal amount of $2,000,000 or 75% of the borrowing base as defined therein at any one time outstanding (the "Senior Loan"). The Senior Loan is secured by a first priority security interest in substantially all of the Seller's assets. The Purchaser and the Senior Lender are parties to an Intercreditor Agreement dated as of the date hereof ("as amended, restated, modified or supplemented and in effect from time to time, the Intercreditor Agreement").

         SECTION C.  PURCHASE AND SALE OF NOTE.

         Upon the terms and subject to the conditions set forth in this Agreement, the Seller shall issue and sell to Purchaser a Senior Subordinated
Note in the aggregate principal amount of $4,000,000 due November 30, 2003 (as amended, restated, modified or supplemented and in effect from time to time, the "Note").





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         SECTION D.  PURCHASE AND SALE OF WARRANT.

         Upon the terms and subject to the conditions set forth in this Agreement, the Seller shall issue and sell to Purchaser warrants to purchase that number of shares of Common Stock of the Seller representing between 2% and 4% of the Fully Diluted Common Stock of the Seller, depending upon certain circumstances ("Warrant"). The shares of Common Stock issued or issuable upon exercise of the Warrant are referred to as the "Warrant Shares".

                             STATEMENT OF AGREEMENT

         In consideration of their mutual promises set forth in this Agreement, the Parties hereby agree as follows:

                 SECTION 1   DEFINED TERMS.

         Certain capitalized terms used in this Agreement and the Related Documents are defined in the Glossary of Defined Terms attached as Exhibit A. Unless otherwise expressly provided or unless the context otherwise requires, such defined terms shall have the meaning specified in the Glossary of Defined Terms when used in this Agreement and the Related Documents and in any other document related to this transaction which expressly incorporates such Glossary by reference.

                 SECTION 2   PURCHASE AND SALE OF THE NOTE.

         Upon the terms and subject to the conditions set forth in this Agreement, the Seller shall issue and sell the Note to Purchaser and Purchaser shall purchase the Note from the Seller for a purchase price of $4,000,000.
The Note shall be due November 30, 2003, shall be dated as of the Closing Date, shall be made payable by the Seller to the Purchaser in the principal amount of $4,000,000, and shall otherwise be substantially in the form of Exhibit B.

         Such purchase and sale shall be consummated on the Closing Date as provided for in this Agreement, and on such date the Purchaser shall make payment of the purchase price of the Note by wire transfer to an account designated by the Company.

                 SECTION 3   PURCHASE AND SALE OF THE WARRANT

         Upon the terms and subject to the conditions set forth in this Agreement, the Seller shall issue and sell to the Purchaser and the Purchaser shall purchase from the Seller for a purchase price of $100, a Warrant to purchase that number of Common Shares of the Seller representing between 2% and 4% of the Fully Diluted Common Stock of the Seller, depending upon certain circumstances. Such purchase and sale shall be consummated on the Closing Date as provided




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
for in this Agreement, and on such date the Purchaser shall make payment of the purchase price for the Warrant by wire transfer to an account designated by the Company.

                 SECTION 4   CONDITIONS TO CLOSING.

         The obligations of the Purchaser to purchase the Note and Warrant on the Closing Date is subject to the fulfillment, in a manner reasonably satisfactory to the Purchaser and its counsel, of each of the following conditions precedent.

         4.1 SENIOR LOANS. The Senior Loan Agreement shall be in full force and effect, and:

                          (i) no event of default or event which with notice, lapse of time or both would constitute an event of default under the Senior Loan Agreement shall have occurred and be continuing;

                          (ii) to the best knowledge of the Seller each of the representations and warranties of the Seller set forth in the Senior Loan Agreement shall be true and correct in all material respects as of the Closing Date;

                          (iii) the Senior Lender shall not have waived compliance with any covenant set forth in the Senior Loan Agreement or waived the breach of any representation or warranty set forth in the Senior Loan Agreement as of the Closing Date; and

                          (iv) the Senior Lender and the Purchaser shall have executed and delivered the Intercreditor Agreement.

         4.2 EXECUTION AND DELIVERY OF RELATED DOCUMENTS. Each of the following Related Documents, each dated and effective as of the Closing Date, shall have been duly executed and delivered by the Parties:

                          (i)     the Note;

                          (ii)    the Warrant;

                          (iii)   the Option Agreement;

                          (iv)    the Registration Rights Agreement;

                          (v)     the Co-Sale Agreement; and

                          (vi)    the Preemptive Rights Agreement.





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         4.3     CERTIFICATES, OPINIONS, AND OTHER DOCUMENTS.  The following certificates, opinions and other documents shall be delivered by or on behalf of the Seller:

                          (i) a certificate of the Seller executed by the President of the Seller certifying compliance with the closing conditions set forth in this Section;

                          (ii) certified copies of the corporate resolutions of Seller authorizing the execution, delivery and performance of its obligations under this Agreement, the Note, the Related Documents and any other documents to be delivered pursuant to this Agreement duly certified by the Seller's corporate secretary;

                          (iii) a copy of Seller's Articles of Incorporation, including any and all amendments thereto certified by the Delaware Secretary of State, and a copy of the bylaws of Seller as in effect on the Closing Date certified by the Seller's corporate Secretary;

                          (iv) a certificate of the Secretary of Seller certifying the names of the officers of the Seller authorized to sign this Agreement, the Related Documents and any other documents or certificates to be delivered pursuant to this Agreement by the Seller, together with the true signatures of such officers;

                          (v) an opinion of counsel for the Seller, addressed to the Purchaser, in a form satisfactory to Purchaser's counsel; and

                          (vi)    such other opinions, certificates,
                                  affidavits, documents and filings, including any and all UCC filings, as the Purchaser may deem reasonably necessary or appropriate.

         4.4 DISBURSEMENTS AND DELIVERIES. The following disbursements shall have been made out of the proceeds of the sale of the Note:

                          (i) $35,000 paid to the Purchaser as a closing fee in addition to the $30,000 previously paid; and

                          (ii) transaction expenses not to exceed $10,000 paid to the Purchaser as reimbursement of expenses as provided for in Section 13.





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         4.5     POST-CLOSING ITEMS.  The following actions shall be taken
after the Closing:

                          (i) the Seller shall timely make appropriate notice filings with respect to the issuance and sale of the Warrant and the Note under Regulation D of the Securities Exchange Act and the state securities laws of Colorado and Ohio; and

                          (ii) within 10 Business Days after the Closing Date the Seller shall furnish or cause to be furnished all post-closing items required to be delivered pursuant to Section 13.19.

                 SECTION 5   REPRESENTATIONS AND WARRANTIES OF SELLER.

         The representations and warranties of the Seller set forth in this
Section 5 shall survive the purchase and sale of the Note and Warrant, and any investigation made by the Purchaser shall not diminish the right of the Purchaser to rely upon such representations and warranties. Seller represents and warrants to the Purchaser as follows.

         5.1     ORGANIZATION AND STANDING.

                 Seller is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Seller is not qualified to do business as a foreign corporation in any jurisdiction, except as set forth in Schedule 5.1. Such qualification is not presently required in any other jurisdiction where a failure to qualify would have a material adverse effect on the Company.

                 The Seller has furnished to the Purchaser true and correct copies of the Articles of Incorporation, By-laws, (each with amendments thereto) and any close corporation, shareholders, or voting trust agreement or similar agreement reflecting the governance of the Seller, all as in effect as of the date of this Agreement.

         5.2     CORPORATE POWER.

                 Seller has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. Seller has all requisite corporate power to execute and deliver this Agreement and the Related Documents and any other instruments or documents provided for herein, to sell and issue the Note and Warrant, to issue the Warrant Shares, to satisfy each of the conditions precedent set forth in Section 5 which are to be satisfied by the Seller and to make each of the Representations and Warranties, and to carry out and perform its obligations under the terms of this Agreement.





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         5.3     SUBSIDIARIES.

                 Except as set forth on Schedule 5.3, Seller has no Subsidiaries and does not otherwise own or control, directly or indirectly, any other Person.

         5.4     CAPITALIZATION.

                 (a) The entire authorized Capital Stock of the Seller consists of 30,000,000 shares of Common Stock and 18,565,726 shares of Preferred Stock. Of the authorized Capital Stock, 4,545,455 shares of Series A Convertible Preferred Stock; 3,030,304 shares of Series B Convertible Preferred Stock; 1,326,983 shares of Series C Convertible Preferred Stock; 2,736,369 shares of Series D Convertible Preferred Stock; 3,250,145 shares of Series E Preferred Stock, 3,676,471 Shares of Series F Preferred Stock and 5,799,905 Common Shares are issued and outstanding, and 4,906,656 Common Shares are reserved for issuance upon the exercise of stock options and the Warrant, and 18,565,727 Common Shares are reserved for issuance upon conversion of the Preferred Stock.

                 (b) The outstanding Common Shares and Preferred Shares have been, and upon exercise of the Warrant in accordance with its terms, the Warrant Shares will have been (i) duly and validly authorized and issued, fully paid and non-assessable, and (ii) issued in full compliance with applicable registration or qualification provisions of applicable federal securities laws and state securities laws, including the anti-fraud provisions thereof, and
(iii) issued in compliance with any applicable preemptive, preferential or contractual right of any Person.

                 (c) Except as set forth in Schedule 5.4 and except for such provisions included in this Agreement and the Related Documents, there are no subscription or purchase rights, registration rights, options, warrants, other rights, preemption, conversion, redemption, co-sale, buy-sell rights, rights of refusal or similar rights, agreements or undertakings in effect or committed to by the Seller or its stockholders with respect to the Capital Stock of the Seller.

                 (d) Except as set forth in Schedule 5.4, there is no agreement, irrevocable proxy, voting trust, shareholders agreement, close corporation agreement or similar agreement or arrangement with respect to the exercise of the Voting Power of the Seller.

         5.5     AUTHORIZATION; ENFORCEABILITY.

                 The execution and delivery of this Agreement and the Related Documents by the Seller and the performance of its obligations hereunder and thereunder, including the sale, issuance and delivery of the Note and Warrant and the issuance of the Warrant Shares upon the exercise of the Warrant have been duly authorized by appropriate corporate action. This





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Agreement and each Related Document to which the Seller is a party, when executed and delivered by Seller, will constitute valid and legally binding obligations of the Seller, enforceable in accordance with their respective terms, subject to (a) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, (b) rules of law governing specific performance, injunctive relief, or other equitable remedies, and (c) the extent that the indemnification provisions in Section 12 may be limited by principles of public policy. The Seller has reserved 1,170,892 Common Shares for issuance upon exercise of the Warrant. The Securities, when issued, will be duly authorized, validly issued, fully paid and non-assessable and will be free of any liens or encumbrances created by the Seller; provided, however, that the Securities will be subject to restrictions on transfer under federal and state securities laws and as set forth herein.

         5.6     NONCONTRAVENTION.

                 The execution and delivery of this Agreement and the Related Documents will not (a) violate any statute, regulation, rule, judgment, order, decree, stipulation or injunction to which the Seller is subject, (b) conflict with or result in a breach of the provisions of the Charter Documents of the Seller, (c) conflict with, result in the breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under, any contract, lease, license, indenture, agreement, mortgage, instrument of Indebtedness or other agreement to which the Seller is a party or by which the Seller or any property of the Seller is bound or result in the creation or imposition of any Lien or encumbrance on any of such property.

         5.7     GOVERNMENTAL CONSENT.

                 No consent, approval, or authorization of or designation, declaration, or filing with any governmental authority on the part of the Seller is required in connection with the valid execution and delivery of this Agreement and the Related Documents, or the consummation of any other transaction contemplated by this Agreement and the Related Documents.

         5.8     TITLE TO AND CONDITION OF PROPERTIES AND ASSETS.

                 Except as disclosed in Schedule 5.8, the Seller has good and marketable title to all its properties (both real and personal) and assets. The real and personal property owned and/or leased by the Seller is in good condition and repair, ordinary wear and tear excepted, and routine maintenance has been performed thereon.

         5.9     FINANCIAL STATEMENTS.

                 The Financial Statements of the Seller for the years ended December 31, 1994, 1995 and 1996, audited in each case by the Accountants, and the nine months ended September





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30, 1997, copies of which have been previously made available to Purchaser, (a)
have been prepared from the books and records of the Seller in accordance with generally accepted accounting principles applied on a consistent basis, and (b) fairly present the financial position of the Seller as of the respective dates thereof and the results of operations, changes in equity and cash flows of the Seller for the respective periods covered by such Financial Statements, except that the Financial Statements as at September 30, 1997 and for the nine months then ended omit footnote disclosure and are subject to normal year-end adjustments.

         5.10    UNDISCLOSED LIABILITIES.

                 Except as set forth in Schedule 5.10, the Seller has no liability (whether known or unknown, absolute or contingent, liquidated or unliquidated and whether due or to become due), including any liability for Taxes, except for (a) liabilities set forth on the balance sheet of the Seller as of September 30, 1997, included in the Financial Statements, (b) liabilities incurred since that date in the ordinary course of business, and (c) costs and expenses incurred in connection with the transactions contemplated by this Agreement. Except as set forth in Schedule 5.10, the Seller is not liable upon or with respect to or obligated in any other way to provide funds in respect of or to guaranty or assume in any manner (including, without limitation, under or pursuant to any agreement, arrangement, commitment or understanding, whether written or oral), any debt, obligation or dividend of any other Person.

         5.11    EVENTS SINCE DECEMBER 31, 1996

                 Since December 31, 1996, except as disclosed on Schedule 5.11, there has not been:

                 (a) any casualty affecting any material property or asset of the Seller;

                 (b) any indebtedness for borrowed money incurred by the Seller, other than Indebtedness incurred to Purchaser and Indebtedness incurred under the Senior Loan Agreement;

                 (c) any change in any accounting policies, procedures or practices employed with respect to the Seller;

                 (d) any sale or license of any of the assets of the Seller, other than sales of inventory in the ordinary course of business;

                 (e) any acceleration, termination, cancellation or adverse modification of any material agreement, contract, lease or license to which the Seller is a party or by which it is bound;

                 (f) any dividend, payment or other distribution with respect to any of the Capital Stock of the Seller;





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                 (g)      any redemption or purchase of any Common Shares or
Preferred Shares or any option or warrant to purchase Common Shares or Preferred Shares; or

                 (j) any other material transaction other than in the ordinary course of business consistent with past practices.

         5.12    TAXES.

                 (a) TAX RETURNS. The Seller has filed all Tax Returns relating to Taxes which the Seller was required to file prior to the date of this representation. The Seller has paid all Taxes and assessments which are due. The provision for Taxes of the Seller as shown in the current Financial Statements of the Seller is adequate for Taxes due or accrued as of the date thereof.

                 (b) NO WAIVER OF STATUTES OF LIMITATION. The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                 (c) AUDITS AND DEFICIENCIES. None of the Tax Returns have been audited or are currently the subject of an audit by a governmental agency. The Seller has not received any notice of a deficiency or proposed deficiency in any of the Taxes paid by the Seller.

         5.13    INTELLECTUAL PROPERTY.

                 (a) INTELLECTUAL PROPERTY. The Seller owns or is licensed to use all Software which is used in Seller's Business. All Intellectual Property owned by the Seller is described in Schedule 5.13. A copy of each registration, or pending application for registration, of the Intellectual Property has previously been made available to Purchaser.

                 (b) USE AND OWNERSHIP. No Person other than the Seller has any ownership interest in any Intellectual Property, product, technology or process developed or sold by the Seller. The Seller has not disclosed to any other Person any information relating to any of the Intellectual Property used in or necessary for the conduct of any of the Seller's business in a manner which would permit such Person to compete with the Seller. Except as set forth on Schedule 5.13, the Seller has not granted any Person the exclusive right to use any of its Intellectual Property.

                 (c) INFRINGEMENT. There are no interference, oppositions or cancellation proceedings or infringement suits pending or, to the knowledge of the Seller, threatened with respect to any of the Intellectual Property. To the knowledge of the Seller, no Person is





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
interfering with or infringing on any of the Intellectual Property. The Seller has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any patent, trademark, service mark, trade name, copyright, trade dress or other proprietary right of any Person, and the Seller has not received any claim alleging such interference, infringement, misappropriation or conflict.

                 (d) EXCLUSIVE USE. The Seller owns or has the right to use, license and exploit, without restriction or adverse claim, all know-how, trade secrets, inventions, methods and other proprietary rights which are necessary or appropriate for the Seller to conduct its business.

         5.14    MATERIAL CONTRACTS.

                 Schedule 5.14 fully and accurately lists all of the Material Contracts in effect to which the Seller is a party and the Purchaser will be furnished with access to all Material Contracts. With respect to each Material Contract, except as otherwise disclosed in Schedule 5.14: (i) such agreement is in full force and effect and constitutes the legal, valid and binding obligation of the Seller and, to the knowledge of the Seller, the other parties thereto, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity, (ii) such agreement will not be terminated as a result of this Agreement, (iii) the Seller is not in default in any material respect under such agreement and no event has occurred which, with the passage of time, would constitute such a material default, and
(iv) to the knowledge of the Seller, no other party is in default in any material respect under such agreement.

         5.15    LITIGATION.

                 The Seller is not (i) subject to any outstanding injunction, judgment, order, decree or ruling, or (ii) a party or, to the knowledge of the Seller, threatened to be made a party, to any action, suit, proceeding, hearing, audit or investigation, of or before any court, quasi-judicial agency, administrative agency or arbitrator.

         5.16    INSURANCE.

                 The Seller maintains such insurance as is required by law.

         5.17    COMPLIANCE WITH LAWS.

                 The Seller has complied with all Applicable Laws where the failure so to comply could have a material adverse effect on the Seller's financial or business condition, and no notice has been received by the Seller alleging non-compliance of any Applicable Law which could have such a material adverse effect which remains uncured as of the date hereof.





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         5.18    LICENSES AND PERMITS.

         The Seller has obtained all material licenses and permits and other governmental authorizations required in order for it to conduct its business as presently conducted. All of such licenses and permits are in full force and effect. No material violation exists in respect of any such license or permit. No proceeding is pending, or to the knowledge of the Seller, threatened to revoke or limit any such license or permit.

         5.19    SPECIFIC ENVIRONMENTAL WARRANTIES.

                 (a) ENVIRONMENTAL AUDITS. Except as set forth on Schedule 5.19, no environmental audits, assessments or occupational health studies or analyses of any groundwater, soil, air or asbestos samples have been taken from any facility now or in the past leased or owned by the Seller undertaken by, or at the direction of, the Seller, any employees or counsel to the Seller or, to the knowledge of the Seller, any governmental agency.

                 (b) HAZARDOUS MATERIALS AND ACMS. Except as used in the normal course of the Seller's business and in compliance with Environmental Laws, no Hazardous Materials, asbestos or asbestos containing materials ("ACMs") are, or to the knowledge of the Seller have been, located in or about any real properties owned by the Seller or, with respect to any real property leased by the Seller as a lessee, or have been released by the Seller into the environment, or discharged, treated, managed, recycled, placed or disposed of by the Seller or, to the knowledge of the Seller, anyone else, at, on or under any real properties or owned by the Seller, or with respect to any real property leased by the Seller as a lessee, and to the knowledge of Seller, no Hazardous Materials or ACMs formerly located on the real properties or owned by the Seller or, with respect to any real property leased by the Seller as a lessee, have been disposed of at any off-site waste disposal.

                 (c) DISPOSAL, STORAGE, RECYCLING, TREATMENT, ETC. Except as used in the normal course of the Seller's business and in compliance with Environmental Laws, no portion of any real properties owned by the Seller or, with respect to any real property leased by the Seller as a lessee, is being used, or to the knowledge of the Seller, has been used, for the disposal, storage, recycling, treatment, processing or other handling of Hazardous Materials, where the same could have a material adverse effect on the business, financial condition or prospects of the Seller.

                 (d) STORAGE TANKS. Except as used in the normal course of the Seller's business and in compliance with Environmental Laws, to the knowledge of the Seller, no storage tanks (whether above the ground or underground) are located on or under any real properties currently or previously owned by the Seller, or with respect to any real property leased by the Seller as a lessee, have been located on such real property during the period when the Seller was the lessee of such real property, where the same could have a material adverse effect on the business, financial condition or prospects of the Seller .

                 (e) PLUMBING OR SEPTIC TANKS. Except as used in the normal course of the Seller's business and in compliance with Environmental Laws, the Seller is not disposing of, and has not in the past disposed of, any Hazardous Materials into the plumbing or septic tank on property which the Seller owns or leases or which the Seller has owned or leased where the same could have a material adverse effect on the business, financial condition or prospects of the Seller.

                 (f) ENVIRONMENTAL LAWS. The Seller is and has been operating in compliance with all applicable Environmental Laws where the failure so to comply could have a material adverse effect on the business, financial condition or prospects of the Seller.

                 (g) LEGAL PROCEEDINGS AND INVESTIGATIONS. To the knowledge of the Seller, no investigation, administrative order or notice, consent order and agreement, litigation, settlement or environmental claim or lien with respect to Hazardous Materials is proposed, threatened or in existence with respect to any real properties now or previously owned or leased by the Seller, or with respect to any off-site waste disposal to which waste of the Seller has been taken. The Seller has not received any summons, citation or written notice from any Person whomsoever concerning any violation or alleged violation of Environmental Laws or the unpermitted or illegal storage, dumping or discharge of any Hazardous Materials arising out of or with respect to any real properties now or previously owned or leased by the Seller or the operations of its business.

         5.20    LABOR RELATIONS.

                 The Seller is not a party to or bound by any collective bargaining agreement. No allegation, charge or complaint of unfair labor practices or similar charge has been made to the National Labor Relations Board or to the knowledge of the Seller, threatened against the Seller.

         5.21    EMPLOYEE BENEFIT PLANS.

         Each Welfare Plan and Pension Plan that the Seller maintains or contributes to, or has maintained or contributed to during the past five years, is listed and described on Schedule 5.21. The Pension Plans that are intended to qualify under Section 401(a) of the Code are referred to on Schedule 5.21 as "Qualified Plans."

         (a) ERISA AND CODE COMPLIANCE. Each Benefit Plan has met the applicable requirements of, and is and has been at all times administered in all material respects in compliance with, the requirements of ERISA and the Code. All Tax Returns, information returns, and reports required to be filed with respect to each Benefit Plan pursuant to ERISA or the Code have been accurately, timely, and properly filed. All notices, statements, reports and other disclosure required to be given or made to participants and beneficiaries under each Benefit Plan pursuant to ERISA or the Code have been accurately, timely, and properly given or made.

         (b) PLAN LIABILITIES. The Seller does not have, or expect to have, any liability, directly or indirectly, for any "accumulated funding deficiency" (as such term is defined in ERISA or the Code), with respect to any Qualified Plan or any other employee pension benefit plan. The Seller has no liability for any post-retirement medical or life insurance benefits, except pursuant to the COBRA Requirements. The Seller has no obligation to contribute to a "welfare benefit fund" within the meaning of Section 419(e) of the Code.

         (c)     PROHIBITED TRANSACTIONS.   No Person has engaged in any
transaction with respect to any Benefit Plan that is prohibited under ERISA or the Code nor have there been any breaches of fiduciary duty under ERISA that could subject the Seller, any employee or member of the Board of Directors, or any Person indemnified by the Seller to any material liability, including liability for any civil penalty under ERISA or the Code.

         (d) PBGC LIABILITY. The Seller has no, nor expects to have any, liability, directly or indirectly, to the Pension Benefit Guaranty Corporation with respect to any employee pension benefit plan.

         (e) MULTI EMPLOYER PLANS. The Seller has not contributed and has no obligation to contribute to any "Multi Employer Plan", as such term is defined in ERISA.

         (f) CLAIMS. Except for routine claims for benefits arising in the ordinary course of the administration of the Benefit Plans, there are no pending or threatened claims, investigations, or audits for benefits under a Benefit Plan or of violations of the requirements of ERISA or the Code, nor is there any reasonable basis for any such claim, investigation, or audit.

         (g) PAYMENTS MADE. All (i) insurance premiums required with respect to, (ii) benefits, expenses, and other amounts due and payable under, and (iii) contributions, transfers, or payments required to be made to or with respect to, any Benefit Plan have been paid, made or accrued.

         (h) NON-ACCELERATION. The execution and performance of this Agreement or the Related Documents will not (i) constitute a stated triggering event under any Benefit Plan that will result in any payment (whether of severance pay or otherwise) becoming due from the Seller to any officer, employee or former employee (or dependents of such employee), or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any employee, officer or director of the Seller.

       5.22      CUSTOMERS.

         The Seller has not been advised that any of its customers intend to cease doing business with the Seller or reduce the amount of goods or services purchased on a regular on-going basis from the Seller, which cessation or reduction in the aggregate could have a material adverse effect on the Seller's financial or business condition.

       5.23      REGISTRATION RIGHTS.

         Except as set forth on Schedule 5.23 or in the Related Documents, the Seller is not under any obligation to register any of its presently outstanding securities or any of its Capital Stock.

       5.24      DISTRIBUTIONS.

         Except as set forth on Schedule 5.24, there has been no declaration or payment by the Seller of dividends, or any distribution by the Seller of any assets of any kind to any of its shareholders in redemption of or as the purchase price for any of the Seller's Capital Stock.

       5.25      SECURITIES ACT.

         Subject to the accuracy of Purchaser's representations in Section 6, the offer, sale, and issuance of the Securities in conformity with the terms of this Agreement and the Warrant, constitute or will constitute transactions exempt from the registration requirements of the federal and state securities laws.

       5.26      FULL DISCLOSURE.

       To the knowledge of the Seller, the Financial Statements and documents provided to the Purchaser and the representations and warranties of the Seller contained in this Agreement, and the Related Documents taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

       SECTION 6   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

       The representations and warranties of the Purchaser set forth in this
Section 6 shall survive the purchase and sale of the Note and Warrant, and any investigation made by the Seller shall not diminish the right of the Seller to rely upon such representations and warranties. The Purchaser represents and warrants to the Seller as follows.

         6.1 ORGANIZATION. The Purchaser represents and warrants that it is a limited liability company duly organized and validly existing under the laws of the state of its formation and the execution, delivery and performance by the Purchaser of this Agreement, each of the Related Documents to which it is a party and of any instrument or agreement required by this Agreement and the Related Documents to which it is a party are within its powers, have been duly authorized, and are not in conflict with the terms of any provision of its partnership agreement or other organizational documents.

         6.2 NO CONFLICTS. The execution, delivery and performance of this Agreement, the Related Documents and any other instrument or agreement required by this Agreement to which the Purchaser is a party have been duly authorized by all requisite action on the part of the Purchaser and are not in conflict with any law or any material indenture, agreement or undertaking to which the Purchaser is a party or by which the Purchaser is bound or affected.

         6.3 ENFORCEABILITY. This Agreement is a legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms and the Related Documents and any other instrument or agreement required under this Agreement, when executed or delivered by the Purchaser, will be legal, valid, binding and enforceable in accordance with their respective terms, subject to (a) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, (b) rules of law governing specific performance, injunctive relief, or other equitable remedies, and (c) the extent that the indemnification provisions in Section 12 may be limited by principles of public policy.

         6.4 AUTHORIZATION AND CONSENTS. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any governmental authority or any other Person pursuant to Applicable Law, and no lapse of the waiting period under the Applicable Law, is necessary or required in connection with the execution, delivery and performance by the Purchaser or enforcement against the Purchaser of this Agreement and the Related Documents to which the Purchaser is a party or the transactions contemplated hereby or thereby.

         6.5 EXPERIENCE. The Purchaser is an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and has substantial experience in evaluating and investing in securities of companies similar to the Seller and has made investments of securities other than those of the Seller. The Purchaser acknowledges that by reason of its business or financial experience and financial condition, it has the ability to analyze and bear the entire risk of its investment pursuant to this Agreement, the Note and the Warrant.

         6.6 INVESTMENT INTENT. The Purchaser is acquiring the Note and the Warrant for investment for its own account, not as a nominee or agent and not with a view to, or for resale in connection with, any distribution thereof. The Purchaser may sell a beneficial interest (but not of record) in the Note and a proportionate share of the Warrant Shares to Accredited Investors. The Purchaser understands that the issuance and sale of the Securities purchased by it hereunder (and the issuance of Warrant Shares upon the exercise of the Warrant) have not been, and will not be, subject to a registration statement filed under the Securities Act or any applicable state securities law by reason of a specific exemption from the registration provisions of the Securities Act and such state securities laws, which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representation as expressed herein.

         6.7 RULE 144. The Purchaser acknowledges that the securities which are or could be acquired hereunder are restricted securities within the meaning of Rule 144 promulgated under the Securities Act and must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permits the limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

         6.8 KNOWLEDGE OF PURCHASER. The Purchaser is aware of and has investigated the Seller's business, management and financial condition, has had the opportunity to inspect the Seller's facilities and meet with the Seller's management and has had access to such other information about the Seller as the Purchaser has deemed necessary and desirable to reach an informed and knowledgeable decision to acquire the Securities to be purchased by it hereunder. The purchase of such Securities is not a result of an advertisement of an offering in connection with the sale of such Securities.

       SECTION 7   FINANCIAL REPORTING.

       The obligations and covenants of the Seller set forth in this Section 7 shall terminate upon the later to occur of (i) payment in full of the Note, or
(ii) the Purchaser no longer holds Warrant Shares.

       7.1       FINANCIAL AND CORPORATE REPORTS.

       The Seller shall deliver, or shall cause to be delivered, to the Purchaser the following financial and corporate reports within the applicable time periods specified in this Section.

         (a) Annual Financial Statements. The Annual Financial Statements shall be delivered within ninety (90) days after the end of each Fiscal Year, and shall be accompanied by the applicable Audit Report, Accountant's Statement, CFO Certificate and Compliance Certificate.

         (b) Quarterly Financial Statements. The Quarterly Financial Statements shall be delivered within forty-five (45) days after the end of each Quarter (other than the fourth Quarter) of each Fiscal Year, and shall be accompanied by the applicable CFO Certificate and Compliance Certificate.

         (c) Monthly Financial Statements. The Monthly Financial Statements shall be delivered promptly upon their dissemination to management of the Seller, but in no event later than 30 days after the end of each calendar month.

         (d) Projected Financial Statements. The projected Financial Statements with respect to each succeeding Fiscal Year shall be delivered within ninety (90) days after the end of the preceding Fiscal Year.

         (e) Securities Reports. Any Securities Reports shall be delivered promptly upon their delivery to security holders or the SEC.

         (f) Lender Reports. Any Lender Reports shall be delivered promptly upon their delivery to any lender or note holder.

         (g) Management Letters. Any Management Letters shall be delivered promptly after receipt thereof.

       7.2       OTHER INFORMATION.

       Promptly upon reasonable written request therefor, the Seller shall furnish (or cause to be furnished) to the Purchaser other financial or other information (including Minutes) with respect to the Seller available in the books, records and files of the Seller; provided, however, that if such information cannot be furnished without undue expense, the Seller may require the Purchaser to reimburse it for all reasonable out-of-pocket expenses incurred in connection with furnishing such information.

       7.3       RULE 144A.

       The Seller shall, upon the reasonable written request of the Purchaser, furnish to any qualified institutional buyer (as such term is defined in Rule 144A under the Securities Act) designated by the Purchaser, such financial or other information as the Purchaser reasonably determines is necessary in order to afford compliance with the applicable information requirements under Rule 144A under the Securities Act in connection with any proposed sale of the Securities except at such times as the Seller is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act.

       7.4       PREPARATION OF FINANCIAL STATEMENTS IN ACCORDANCE WITH GAAP.

       The Seller shall maintain adequate books, accounts and records, and prepare all Annual, Quarterly and Monthly Financial Statements in accordance with GAAP applied in a manner consistent with the practices, policies and procedures applied in connection with the preparation of the Financial Statements of the Seller initially delivered to the Purchaser, except for any changes in such practices, policies and procedures permitted or approved in the manner provided for in this Section.

       7.5       CHANGES IN GAAP AND IN PRACTICES, POLICIES AND PROCEDURES.

         (a) Notice of Proposed Change. In the event that the Seller proposes to make any material change in any of the practices, policies or procedures applied in connection with the preparation of its Annual or Quarterly Financial Statements, the Seller shall:

                 (i) notify the Purchaser in writing of such proposed change at least forty-five (45) days prior to the required delivery date of the first Annual or Quarterly Financial Statement that will be effected by such proposed change;

                 (ii) state in reasonable detail in such notice the reason for such change, including, if applicable, a description of any change in GAAP that occasions such change;

                 (iii) submit with such notice a written statement by the chief financial officer of the Seller describing the anticipated effect, if any, of the proposed change to the computation of the Financial Tests, or stating that in his opinion such proposed change will have no material effect on the computation of such Financial Tests; and

                 (iv) in the event such proposed change will have a material effect on the computation of such Financial Tests, submit with each Compliance Certificate a written reconciliation in reasonable detail demonstrating the computation of the Financial Tests as if such change had not been made.

         (b) Consent to Change. Unless such change in practices, policies or procedures is required by a change in GAAP, the Seller shall not adopt any such proposed change without the written consent of the Purchaser, which consent shall not be unreasonably withheld by the Purchaser.

         (c) Effect of Change on Financial Tests. In the event that any such change in policies, practice or procedures would materially affect the computation of any Financial Test, and unless this Agreement is amended to make appropriate modifications to such Financial Test, compliance with all such Financial Test shall be determined on a proforma basis without giving effect to any such change.

       7.6       NOTICE OF CERTAIN EVENTS.

       The Seller shall give prompt written notice to the Purchaser of the occurrence of any of the following events:

         (a)     a Default or Event of Default;


         (b) the occurrence of any event which with notice, lapse of time or both would constitute an event of default under any Senior Indebtedness;

         (c) all litigation affecting the Seller where the amount claimed is Two Hundred Thousand Dollars ($200,000) or more;

         (d) any substantial dispute which may exist between the Seller and any governmental regulatory body or law enforcement authority;

         (e) Any other matter which has resulted or is likely to result in a material adverse change in the Seller's financial condition or operations;

         (f) the entering into any agreement or letter of intent with respect to any Put Trigger Event; and

         (g)     the occurrence of any Put Trigger Event.

       7.7       BOOKS, RECORDS, AUDITS AND INSPECTIONS.

       The Seller shall permit employees or agents of the Purchaser upon reasonable advance notice and at reasonable times and in a manner that does not disrupt the Seller's business operations, to inspect Seller's properties, and to examine or audit the Seller's books, accounts and records and make copies and memoranda thereof. In the event any properties, books, accounts or records are in the possession of or under the control of a third party, the Seller shall direct (and hereby authorizes) such third party to permit access, upon reasonable advance notice and at reasonable times, to the Purchaser's employees or agents for the purpose of performing the inspections, appraisals, examinations or audits permitted under this Section, and to respond to any reasonable requests from the Purchaser for information concerning the amount, status or condition of any assets in a third party's possession or control.

       7.8       LATE DELIVERY OF ACCOUNTING STATEMENTS.

       In the event that Seller fails to deliver to Purchaser any Financial Report required to be delivered pursuant to clause (a), (b), (c) or (d) of
Section 7.1 within ten Business Days after the required delivery date, the Purchaser may, in the exercise of its discretion, by Notice to the Seller, assess a late delivery fee of $1,000 with respect to each such late delivery plus $100 per

Business Day from the date of such Notice continuing until such Financial Report has been delivered; provided, however, that the maximum assessment with respect to the delivery of any one Financial Report shall be $2,500. The Seller shall pay any such assessment upon demand. The assessment of any such late delivery fee shall not constitute a waiver of the associated Default.

       SECTION 8   AFFIRMATIVE COVENANTS.

       Until the later to occur of (i) repayment of the Note or (ii) expiration of the Warrant, the Seller shall, unless the Purchaser waives compliance therewith in writing:

       8.1 INSURANCE. Insure and maintain insurance upon all of its assets and business properties and public and product liability insurance with responsible and reputable insurers of such character and in such amounts as are usually maintained by companies engaged in like business.

       8.2 PAYMENT OF TAXES AND CLAIMS. Pay all Taxes, assessments and other governmental charges imposed upon its properties or assets or in respect of its franchises, business, income or profits before any material penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become due and payable or become a lien or charge upon its properties or assets, provided that (unless any material item of property would be lost, forfeited or materially damaged as a result thereof) no such charge, Tax, assessment or claim need be paid if the amount, applicability or validity thereof is currently being contested in good faith and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

       8.3 COMPLIANCE WITH LAWS. Comply in all material respects with all applicable statutes, laws, ordinances and governmental rules, regulations and orders including, but not limited to, all Environmental Laws, to which it is subject or which are applicable to its business, properties and assets if noncompliance therewith would materially adversely affect such business.

       8.4       PRESERVATION OF EXISTENCE AND LICENSES.   Preserve and
maintain its corporate existence and its rights, franchises and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation in each jurisdiction in which the failure to do so would have a material adverse affect on the Seller's financial condition or operations; and obtain, preserve and maintain all material permits and licenses necessary for the conduct of its business.

       8.5 MAINTENANCE OF ASSETS. Maintain its tangible assets in good condition and repair in accordance with the requirements of its business and shall not permit any action or omission which might materially impair the value thereof, normal wear and tear excepted; provided, however, that the Seller may discard or sell assets no longer used in its business operations; maintain all material items of its Intellectual Property and its rights to use and exploit or license such Intellectual Property, and defend all interferences or infringements therewith.

       8.6 PERFORMANCE OF CONTRACTS. Perform and comply with, in accordance with its terms, all material provisions of each and every material contract, agreement or instrument now or hereafter binding upon it, except to the extent it may contest the provisions thereof in good faith and by proper proceedings.

       8.7       EMPLOYEE BENEFIT PLANS.

         (a) ERISA AND CODE COMPLIANCE. The Seller will cause each of its Benefit Plans to be administered in all material respects in compliance with the requirements of ERISA and the Code except where failure to do so could not reasonably be expected to have a material adverse effect on the Seller's business or financial condition. The Seller will cause all Tax Returns, information returns, and reports required to be filed with respect to each of its Benefit Plans be to accurately, timely, and properly filed as required under ERISA or the Code except where failure to do so could not reasonably be expected to have a material adverse effect on the Seller's business or financial condition.

         (b) CREATION AND TERMINATION. The Seller will not create, enter into or provide any or make any direct or indirect commitment to create, enter into or provide any Benefit Plan (other than those identified on Schedule 5.21) or terminate or materially amend any of such plans without the consent of the Purchaser, which consent shall not be unreasonably withheld; provided that the Purchaser may, in the sole exercise of its discretion, withhold its consent to the creation of any Multi Employer Plan or any defined benefit plan as defined in Section 414 of the Code or any Deferred Plan that provides for payments or distributions prior to the payment in full of the Note.

         (c) LIABILITIES AND OBLIGATIONS. The Seller shall not incur any material liability, directly or indirectly, for any "accumulated funding deficiency" (as defined in ERISA or the Code), whether or not waived, or incur any liability for any post-retirement medical or life insurance benefits, except pursuant to the COBRA Requirements. The Seller shall not incur any obligation to contribute to any "welfare benefit fund" within the meaning of
Section 419(e) of the Code.

         (d) PROHIBITED TRANSACTION. The Seller shall not permit any Person under its control to engage in any transaction with respect to any Benefit Plan that could subject the Seller, or any Person indemnified by the Seller to any material liability for any civil penalty under the Code.

         (e) PBGC LIABILITY. The Seller shall not incur any material liability, directly or indirectly, to the Pension Benefit Guaranty Corporation, with respect to any of its Benefit Plans.

       SECTION 9   NEGATIVE COVENANTS.

       Until the later to occur of (i) repayment of the Note or (ii) the expiration of the Warrant, the Seller shall not, unless the prior written consent of the Purchaser is obtained:

       9.1 OTHER INDEBTEDNESS. Create or incur, contract, assume, have outstanding, guarantee or otherwise be or become directly or indirectly liable in respect of any Indebtedness; provided, however, that this Section shall not be deemed to prohibit:

         (a)     Senior Indebtedness;

         (b) Lease financing or purchase money financing for equipment or other property which is secured by the equipment or property so leased or purchased; and

         (c) Indebtedness set forth on the Seller's most recent Financial Statements, other than the Senior Indebtedness.

       9.2 PREPAYMENTS. Pay any Indebtedness prior to its scheduled maturity or scheduled payment date other than the Note or Senior Indebtedness.

       9.3 LIENS. Grant, create, incur, assume, permit or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except, to the extent not otherwise prohibited hereunder:

         (a) Liens incidental to the conduct of its business or the ownership of its property and assets which do not secure Indebtedness and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; and

         (b)     Permitted Liens.

       9.4 LEASES. Enter into or permit to remain in effect any operating lease as lessee, other than operating leases entered into in the ordinary course of the Seller's business.

       9.5 LOANS, ADVANCES AND INVESTMENTS. Make any Investment or otherwise acquire any interest in, or control of, another Person, except for the following:

         (a)     Cash Equivalents;

         (b) Any acquisition of securities or evidences of indebtedness of others when acquired by the Seller in settlement of accounts receivable or other debts arising in the ordinary course of its business, so long as the aggregate amount of any such securities or evidences of indebtedness is not material to the business or condition (financial or otherwise) of the Seller;

         (c) Travel and other advances to officers and employees of the Seller in the ordinary course of business; and

         (d) Investments not exceeding $100,000 per Investment and $1,000,000 in the aggregate.

       9.6 NO ACQUISITIONS OR MERGERS. Acquire all or substantially all of the assets of any Person or enter into a merger or consolidation with or into any Person wherein the Seller is not the surviving entity or wherein a Change of Control of the Seller occurs.

       9.7 SUBSIDIARIES. The Seller shall not have any Subsidiaries except as set forth on Schedule 5.3.

       9.8 SALES AND LEASEBACKS. Dispose of any of its assets except for full, fair and reasonable consideration or enter into any sale and leaseback agreement covering any of its fixed or capital assets.

       9.9 RESTRICTIONS ON DIVIDENDS. Directly or indirectly declare or make, or incur any liability to make any Dividend.

       9.10 TRANSFERS, LIQUIDATIONS AND DISPOSITIONS OF SUBSTANTIAL ASSETS. Dissolve or liquidate or sell, transfer, lease or otherwise dispose of any material portion of its property or assets or business, other than in the ordinary course of business.

       9.11 CAPITAL STOCK; REGISTRATION RIGHTS. The Seller shall not grant any registration rights with regard to the Seller's Capital Stock other than registration rights in effect on the date hereof or take action which would materially adversely affect the Purchaser's ownership interest in the Seller.

       9.12 RESTRICTED PAYMENTS. Make, pay or declare, or commit to make, pay or declare, any Restricted Payment without the prior written consent of the Purchaser, provided, however, Seller may make Restricted Payments that are less than $100,000 which do not exceed, in the aggregate, $1,000,000.

       9.13 BUSINESS ACTIVITIES. Engage in any business activities or operations substantially different from or unrelated to the Business.

       9.14 TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including without limitation, the purchase, sale or exchange of property or the rendering of any services, with any

Affiliate or any partner, officer or director thereof, enter into, assume or suffer to exist any employment or consulting contract with any Affiliate or any partner, officer or director thereof or any former or current officer or director of the Seller, except any transaction or contract which is in the ordinary course of the Seller's business and which is upon fair and reasonable terms no less favorable to the Seller than it would obtain in a comparable arms-length transaction with a Person not an Affiliate.

       9.15 SENIOR LOANS. Amend or modify the Senior Loan Agreement or any other senior credit document in any manner that is materially adverse to the Purchaser or that would violate any provision of the Intercreditor Agreement.

       SECTION 10  FINANCIAL TESTS.

       Until payment in full of the Note and the performance by the Seller of all its obligations hereunder, the Seller shall, unless the Purchaser waives compliance therewith in writing, meet the following Financial Tests.

       10.1 MINIMUM DEBT SERVICE COVERAGE. The Seller shall maintain, determined as of the end of each Fiscal Quarter, a Debt Service Coverage Ratio of at least 1:00 to 1:00.

       10.2 MAXIMUM LEVERAGE. The Seller shall maintain, determined as of the end of each Fiscal Quarter, a ratio of Total Debt to EBITDA of no greater than 3:50 to 1:00.

       10.3 ADJUSTED TANGIBLE NET WORTH. The Seller shall maintain Adjusted Tangible Net Worth of at least $2,500,000 from the date of closing through March 31, 1999, plus 50% of net income, determined as of the end of each Fiscal Quarter.

       SECTION 11  EVENTS OF DEFAULT.

       The Events of Default are stated in the form of the Note which is attached as Exhibit B.

       SECTION 12  INDEMNIFICATION BY THE SELLER

       12.1 INDEMNIFICATION. The Seller shall indemnify and hold the Purchaser harmless from and against any and all Indemnified Losses related to, caused by or arising from any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement contained herein, except to the extent that any such loss, damage, expense, suit, action, claim, liability or obligation arises from the Purchaser's gross negligence or willful misconduct, and provided that in no event shall this Section 12 be construed to require the Seller to indemnify the Purchaser with respect to any litigation or dispute between the parties to the extent that the same is ultimately resolved in favor of the Seller.

       12.2 PROCEDURES FOR INDEMNIFIED LOSSES. In order to claim Indemnified Losses under this Section:

         (a) Purchaser shall give written Notice to the Seller of any claimed Indemnified Losses, which Notice shall set forth a reasonably detailed statement of the Indemnified Losses, including the cost, expense, loss, damage and liability Purchaser has incurred and expects to incur by reason thereof.

         (b) Such Indemnified Loss shall be effected on the last to occur of (i) the expiration of 30 days from the date of such Notice (the "Notice of Contest Period"); (ii) if such claim is contested as hereinafter provided, the date the dispute is resolved in accordance with this Section, or (iii) the date such claim becomes liquidated in amount.

         (c) If, prior to the expiration of the Notice of Contest Period, the Seller notifies Purchaser in writing of the Seller's intention to dispute the claim for Indemnified Losses, and if such dispute is not resolved with 30 days after the expiration of such Notice of Contest Period ("Resolution Period"), then the matter may be submitted by Purchaser and the Seller to a Person recognized in the field of alternate dispute resolution agreed upon by the Parties ("Mediator") within 10 days after the expiration of the Resolution Period. The Mediator shall be requested to recommend to the Parties in writing a procedure for non-binding mediation ("Mediation") to resolve such dispute. The Parties shall cooperate and diligently pursue resolution through Mediation within 45 days after the Mediator has been agreed upon. If the dispute cannot be resolved within such period as the Mediator deems reasonable, the Mediator shall, upon the request of Purchaser or the Seller, certify to the Parties that the dispute is incapable of resolution through the Mediation process. The expenses of such Mediation (excluding expenses incurred solely by Purchaser or the Seller in such Mediation, which shall be borne by the party incurring such expenses) shall be borne 50% by Purchaser and 50% by the Seller. Since the Mediation is conducted for the purpose of settling the dispute, all proposals and settlement offers shall be inadmissible for any purpose (including arbitration) by virtue of Rule 408 of the Federal Rules of Evidence and the principles expressed in such rule.

         (d) If Purchaser and the Seller are unable to agree upon a Mediator within 10 days after the Resolution Period or the Mediator certifies to the Parties that the dispute is incapable of resolution through the Mediation process, then such dispute shall be resolved by a committee of three arbitrators (one appointed by the Seller, one appointed by Purchaser and one appointed by the other two so appointed), who shall be appointed within 60 days after such inability to agree or such certification by the Mediator. The arbitrators shall be located in, and the arbitration shall take place, in Columbus, Ohio in accordance with the rules of the American Arbitration Association and their decision shall be final and binding on the Seller and Purchaser. The expenses of such arbitration (excluding expenses incurred solely by Purchaser or the Seller in bringing or defending such proceeding, which shall be borne by the party incurring such expenses) shall be borne one-half by Purchaser and one-half by the Seller. The Parties shall cooperate and diligently pursue the arbitration of such claim for offset in order for a decision to be made by the arbitrators within 45 days after their appointment.

         SECTION 13     MISCELLANEOUS.

         13.1    RELATED DOCUMENTS.

         (a) "Related Documents" include the executed, delivered and filed, as appropriate:

                 (i)      Note;

                 (ii)     Warrant Certificate;

                 (iii)    Option Agreement;

                 (iv)     Registration Rights Agreement;

                 (v)      Co-Sale Agreement; and

                 (vi)     Preemptive Rights Agreement;

together with each other agreement or document, whether executed before, after or on the date of this Agreement, which expressly states that it is a "Related Document subject to the terms and conditions of [this Agreement]."

         (b) To the extent applicable, the definitions set forth in this Agreement or the Glossary of Defined Terms are incorporated by referenced in each Related Document and each term specifically defined in this Agreement shall have the same definition in each Related Document, unless the context clearly provides otherwise.

         (c) The miscellaneous provisions set forth in this Section 12 are incorporated by reference in and shall be applicable to each of the Related Documents.

       13.2      AMENDMENT, MODIFICATION OR RESTATEMENT.

         (a) The Parties may, by mutual agreement, amend, modify or restate any provision or the entirety of this Agreement or any Related Document at any time; provided, that each such amendment, modification or restatement shall:

                 (i)      be in writing;

                 (ii) refer specifically to this Agreement and (if applicable) the Related Document(s) to be amended, modified or restated;

                 (iii) state specifically that it is an amendment, modification or restatement of this Agreement or such Related Documents (as applicable), any such amendment or modification shall be described as "Amendment No. ___" to this Agreement or any Related Document (as applicable), and any such restatement shall be designated as "Restatement No. ____" to this Agreement or any Related Document (as applicable); and

                 (iv) be executed and delivered by each Party and (if applicable) each other Person that was a party to or signed any Related Document to be amended, modified or restated.

         (b) Unless otherwise specified in such a written amendment, modification or restatement:

                 (i) the amended or modified provisions of this Agreement or (if applicable) any Related Document shall be effective as of the date of such amendment;

                 (ii) such amendment, modification or restatement shall not be deemed to constitute a waiver of any Default that has occurred and is continuing as of the effective date thereof;

                 (iii) except to the extent modified thereby, the Seller shall be deemed to have reconfirmed each of the Representations and Warranties as of the effective date of such amendment, modification or restatement;

                 (iv) all terms defined in this Agreement shall have the same definition in such amendment, modification or restatement;

                 (v) such amendment, modification or restatement shall be deemed to be a Related Document and the provisions of this Section shall be applicable to such amendment, modification or restatement; and

                 (vi) this Agreement and each Related Document shall be deemed to remain in full force and effect, as so amended, modified or restated.

         (c) Unless otherwise specified in such amendment, modification or restatement of any Note, including any change in the maturity date, interest rate or payment terms shall for all purposes be deemed to be a novation thereof.

         (d) At any time after the execution and delivery of any amendment or modification of this Agreement or any Related Document adopted pursuant to this Section, the Purchaser may, in the exercise of its discretion, cause this Agreement or any Related Document to be restated in its entirety to reflect such amendment or modification adopted by furnishing a copy of such restatement to each Party and (if applicable) each other party to such Related Document. Each such party shall promptly acknowledge such restatement. Any such restatement shall refer to the amendments or modifications being incorporated therein, and shall be designated as "Restatement No. ___" to this Agreement or any Related Documents (as applicable).

         (e) The Purchaser may, in its sole discretion, condition its agreement to any amendment, modification or restatement of this Agreement or any other Related Document upon the payment of money, the granting of security, providing additional guarantees or other acts or concessions by any other Party.

         (f) The Seller shall reimburse the Purchaser for its reasonable legal fees and expenses (including the fees and expenses of the BOCC Legal Department) in connection with the preparation and review of any such amendment, modification or restatement.

       13.3      WAIVER OF COMPLIANCE.

         (a) The Parties may, by mutual agreement, waive compliance by any Party or any other Person bound by any Related Document with any provision of this Agreement or any other Related Document or waive any Default or Event of Default; provided that each such waiver shall:

                 (i)      be in writing;

                 (ii) refer specifically to this Agreement and (if applicable) the other Related Document(s) compliance with the terms of which is to be waived; and

                 (iii) state specifically that it is a waiver of compliance with specified provisions of this Agreement or such other Related Documents (as applicable); and

                 (iv) be executed and delivered by each Party and (if applicable) each other Person that is bound by the provisions compliance with which is being waived.

         (b) Each such waiver shall be effective only in the specific instance and for the specific purpose for which it is given.

         (c) The Purchaser may, in its sole discretion, for any reason whatsoever, refuse to agree to any such waiver or condition any such waiver upon the payment of money, the granting of security, the providing of guarantees or other acts or concessions by the Seller or any other Person.

         (d) The Seller shall pay to the Purchaser a fee of $1,500 in lieu of reimbursement for expenses incurred in connection with the preparation and review of any such waiver.

       13.4      CONSENT OR APPROVAL OF PURCHASER.

         (a) Whenever this Agreement or any Related Document provides that an action may be taken by the Seller or any other Person bound by any Related Document with the "consent" or "approval" of the Purchaser or its agents, such action shall not be taken unless such "consent" or "approval":

                 (i) is in writing signed by the Purchaser or its designated agent;

                 (ii) refers specifically to this Agreement and (if applicable) the Related Document which contains the provision providing for such consent or approval; and

                 (iii) states specifically what action is being consented to or approved, and sets forth any limitations or conditions with respect thereto.

         (b) Each such consent or approval shall be effective only in the specific instance and for the specific purpose for which it is given.

         (c) Unless this Agreement or the Related Document providing for such consent or approval specifically provides that the Purchaser shall not "unreasonably withhold" such consent or approval, the Purchaser or its designated agents may, in its sole discretion and for any reason whatsoever, refuse to grant any such consent or approval, or condition any such grant of consent or approval upon the payment of money, the granting of security, the providing of guarantees or other acts or concessions by the Seller or any other Person.

         (d) Where this Agreement or any Related Agreement provides that the Purchaser shall not "unreasonably withhold" any consent or approval, any of the following shall by way of example and not limitation, constitute an appropriate reason to withhold such consent or approval:

                 (i) imposing material additional unreimbursed cost, expense or liability upon the Purchaser or its Affiliates;

                 (ii) releasing any Person liable for any material obligation under this Agreement or any Related Document unless the Seller provides a substitute obligor whose debt obligations are reasonably acceptable to the Purchaser;

                 (iii) limiting in any material respect the practical ability of the Purchaser to enforce any of its rights or remedies under this Agreement or any Related Document;

                 (iv) materially diminishing or potentially materially diminishing the value of the Warrant Shares as determinable for purposes of the Option Agreement;

                 (v) causing or potentially causing the Purchaser or its Affiliates to breach in any material respect any agreement by which it is bound or the terms of its Charter Documents or to violate any Applicable Law;

                 (vi) subordinating or further subordination of any of the rights or obligations of the Purchaser under this Agreement or any Related Document to the rights and obligations of any other Person, other than to Senior Indebtedness to the extent of such subordination on the Closing Date; or

                 (vii) reducing the Purchaser's percentage of the fully diluted ownership of Common Shares.

         (e) The Seller shall reimburse the Purchaser for any reasonable fees or expenses (including the legal fees and expenses of the BOCC Legal Department) incurred in connection with the review of the grant or denial of any request for any such consent or approval.

       13.5      FORBEARANCE.

         (a) The Purchaser may, in the sole exercise of its discretion, for any reason whatsoever and with or without Notice to the Seller, forbear from
(1) declaring an Event of Default under this Agreement or any Related Document, or (2) exercising or enforcing any right or remedy under this Agreement or any Related Document.

         (b) Unless the Parties otherwise agree in writing, no such forbearance shall be deemed to: (1) toll the passage of any time period, (2) waive the Purchaser's right to declare such Event of Default or exercise or enforce any such right or remedy at any time, (3) suspend the accrual of Interest at the Stated or Default Rate (as applicable) or waive any Assessment that would otherwise accrue or become due, (4) constitute a basis for laches or estoppel with respect to any such declaration, exercise or enforcement, or (5) preclude the exercise or enforcement of any other right or remedy or declaration of any other Event of Default under this Agreement or any Related Document.

         (c) The Purchaser may, in the sole exercise of its discretion, condition the granting of any such forbearance upon the payment of money, the granting of security, the providing of guarantees or other acts or concessions by the Seller or any other Person.

         (d) The Seller shall reimburse the Purchaser for any reasonable fees or expenses (including the legal fees and expenses of the BOCC Legal Department) incurred in connection with the review of the granting or denial of any request for any such forbearance.

       13.6      NO IMPLIED RIGHTS OR WAIVERS.

         Except as otherwise expressly stated herein or in any Related Document, no Notice to or demand on the Seller in any case shall entitle the Seller to any other or further Notice or demand in the same, similar and other circumstances. Neither any failure nor any delay on the part of the Purchaser in exercising any right, power or privilege under this Agreement or any other Related Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other right, power or privilege.

       13.7      EXPENSES.

         (a) The Seller has paid to the Purchaser $30,000 as a non-accountable due diligence expense allowance in for its out of pocket expenses incurred in connection with its due diligence review and the negotiation of the transactions contemplated by this Agreement.

         (b) The Seller shall pay to the BOCC Legal Department, as counsel for the Purchaser, a non-accountable fee of $10,000 in lieu of reimbursing the Purchaser for legal fees and expenses incurred in connection with the negotiation, preparation and closing of the Transactions.

         (c) The Seller shall bear all of its own expenses, including legal and accounting fees.

         (d) The Seller shall reimburse the Purchaser for all expenses incurred by it in connection with the investigation and determination of an Event of Default (assuming an Event of Default exists), the enforcement of this Agreement, the Related Documents and the collection of all accounts due under this Agreement and the Related Documents, including the reasonable fees and expenses of the BOCC Legal Department or other legal counsel.

       13.8      SECTIONS, SUBSECTIONS, CLAUSES.

         For convenience of reference in this Agreement and the Related
Documents: (i) "Sections" refer to the whole number subdivisions (for example, Section 13 or Section 13) and reference to a Section includes all of the Subsections thereof; (ii) "Subsections" refer to the decimal numbered subdivisions of a Section (for example, Section 13.1 or Section 13.1) and reference to a Subsection includes all of the Clauses thereof; (iii) "Clause" refers to the lower-case lettered subdivisions of a Subsection (for example, Section 13.1(a) or Section 13.1(a)); and (iv) "Items" refer to lower-cased Roman numeral or upper-case lettered items within a Subsection or Clause.

       13.9      ENTIRE AGREEMENT.

       This Agreement and the Related Documents including the Exhibits or Schedules hereto and thereto, constitutes the entire agreement relating to the subject matter hereof among the Parties hereto and thereto. Each Party acknowledges that no representation, inducement, promise or agreement has been made, orally or otherwise, by any other Party, or anyone acting on behalf of any other Party, unless such representation, inducement, promise or agreement is embodied in this Agreement or the Related Documents expressly or by incorporation.

         13.10   SEVERABILITY.

         If any provision of this Agreement or any Related Document is held to be invalid, void or unenforceable for any reason, the remaining provisions of this Agreement shall nevertheless continue in full force and effect; provided, however, that nothing in this Section shall be construed to limit or waive any breach of the representation with respect to the enforceability of this Agreement set forth in Section 5. Any such determination of invalidity, voidness or unenforceability which would, in the aggregate, materially reduce the principal benefits of any breach or security provided by the Agreement or any Related Document to the Purchaser or make the remedies generally afforded thereby inadequate for the practical realization of such benefits or security shall constitute an Event of Default.

         13.11   THIRD PARTY BENEFICIARIES.

         Except as otherwise expressly provided for herein or therein, the obligations of each Party under this Agreement or any Related Documents shall inure solely to the benefit of the other Parties, and no other Person shall be a third party beneficiary of this Agreement or have any right to enforce or benefit from any provisions of this Agreement or any Related Documents.

         13.12   LEGAL REPRESENTATION.

       Each of the Parties has been represented by independent legal counsel in connection with the negotiation, drafting an execution of this Agreement and the Related Documents, and each Party intends that the rights, duties, and obligations of the Parties with respect to the subject matter of this Agreement and the Related Documents shall be determined solely by reference to the express terms of this Agreement and the Related Documents, and each Party expressly waives to the fullest extent permitted by Applicable Law:

         (a) any claim that this Agreement or any Related Document constitutes a contract of adhesion;

         (b) the protection of any Applicable Law designed to protect individual or consumers in credit transactions;

         (c) any usury or similar law limiting interest or other fees or compensation in a credit transaction;

         (d) any claim that this Agreement or any Related Document constitutes a partnership, joint venture, trust or similar arrangement among any of the Parties;

         (e) any claim that this Agreement or any Related Document imposes any fiduciary or agency duty upon the Purchaser or any of its agents; and

         (f) any implied representation, warranty or covenant, including representation, warranty or covenant of "good faith" or "fair dealing" by any Party.

       13.13     RULES OF CONSTRUCTION.

       Unless otherwise specified, the following rules shall be applied in construing the provisions of this Agreement and the Related Documents.

         (a) All accounting terms not specifically defined herein shall be construed in accordance with their respective definitions under GAAP.

         (b) Terms that imply gender shall be construed to apply to all genders.

         (c) References to Sections, Schedules and Exhibits refer to the numbered Sections of, the Schedules of and the Exhibits attached to this Agreement or any Related Documents (as applicable).

         (d) Headings to the various Sections of this Agreement or any Related Documents (as applicable) are included solely for purposes of reference and shall be ignored in construing the provisions of this Agreement or any Related Documents (as applicable).

         (e) The Exhibits, Schedules and Glossary of Defined Terms attached to this Agreement or any Related Documents (as applicable) are incorporated herein and in each Related Document by reference.

         (f) "Herein", "hereto", "hereof" and words of similar import refer to this Agreement or any other Related Document (as applicable).

         (g) The word "and" connotes "each and every", and the word "or" connotes "any one or more".

         (h)     The word "including" connotes "including without limitation".

         (i) When used in connection with a specific date or time, (A) the word "from" connotes "from and including" such date or time (B) the word "through" connotes "through and including" such date or time, (C) "before" connotes "on or before such date or time", (D) "after" connotes "on or after such date or time", (E) "next" day or Business Day (as applicable) connotes the "first day or Business Day (as applicable) immediately succeeding" such date, and (F) "prior" or "preceding" day or Business Day (as applicable) connotes the "first day or Business Day (as applicable) immediately proceeding" such date.

         (j) In counting a number of days or Business Days (A) "after" or "following" a specific date, counting commences with the first day or Business Day (as applicable) following such date and ends on and includes the last day or Business Day (as applicable) counted, and (B) "before" or "prior to" a specified date, counting commences with the first day or Business Day (as applicable) preceding such date and ends on and includes the last day or Business Day (as applicable) counted.

         (k) Unless otherwise specified, all references to time refer to Eastern Standard Time or Eastern Daylight Time (as in effect).

         (l) Unless otherwise specified, an event or act is deemed to occur on a specified day or Business Day only if it occurs before 4:00 p.m. on that day or Business Day (as applicable) and, if it occurs after that time, is deemed to occur on the next day or Business Day (as applicable).

         (m) Any reference to any law or regulation refers to that law or regulation as amended from time-to-time after the date of this Agreement or any Related Documents (as applicable) and to the corresponding provision of any successor law or regulation.

         (n) Any reference to any agreement or other document in this Agreement or any Related Documents (as applicable) refers to that agreement or other document as amended from time-to-time after the date of this Agreement or any Related Documents (as applicable).

         (o) The recitals included in this Agreement or any Related Documents (as applicable) are the mutual representations of the Parties and are a part of this Agreement or any Related Documents (as applicable).

         (p) Unless otherwise specified, any reference to any Person shall be construed, as applicable, to be a reference to that Person's successors, assigns, heirs or estate or personal representative.

         (q) Each of the Parties has been represented by independent legal counsel in connection with the negotiation, drafting and execution of this Agreement and Related Documents, and in construing this Agreement and the other Related Documents. No consideration or evidentiary weight shall be given to:
(A) any prior draft or mark-up (including any marginal notes thereon) of this Agreement or any other Related Document produced in the course of such negotiation; (B) the identity of the Party (or its legal counsel) drafting or proposing any provision of this Agreement or any Related Document; (C) any summary or description of any term or provision proposed to be included in this Agreement that was set forth in any term sheet, commitment letter or written presentation produced prior to the date of this Agreement and the other Related Documents; (D) perceived or alleged differences among the Parties with respect to bargaining advantage, sophistication in financial affairs or access to information.

       13.14     NOTICE.

         (a) Any Notice or other communication required or permitted to be given or made under this Agreement or any Related Document (i) shall be in writing, (ii) shall refer specifically to this Agreement or such Related Document (as applicable), (iii) may be delivered by (A) hand delivery, (B) First Class U.S. Mail (regular, certified, registered or expedited delivery),
(C) Federal Express, UPS Overnight, Airborne or other nationally recognized delivery service, (D) fax, or (E) e-mail or other electronic transmission, and
(iv) shall be delivered or transmitted to the appropriate address as set forth in Clause (b) below.

         (b) Each Notice or other communication shall be delivered or addressed to a Party at its address set forth below. A Party's address for Notice may be changed from time-to-time only by Notice given to each of the other Parties.

SELLER:

       SCC Communications Corporation
       6285 Lookout Road
       Boulder, CO 80301
       Attention: Nancy Hamilton
       Telephone No. (303) 581-5600
       Fax No. (303) 581-0900

PURCHASER:

       Banc One Capital Partners II, LLC
       c/o Banc One Capital Corporation
       150 East Gay Street
       Columbus, OH 43215
       Attention: General Counsel
       Telephone No. (614) 217-1100
       Fax No. (614) 217-1217

         (c) Absent fraud or manifest error, a receipt signed by the Addressee or authorized representative of the addressee, a certified or registered mail receipt, a signed delivery service confirmation of delivery or a fax or e-mail confirmation of transmission shall constitute proof of delivery of a Notice. Any Notice actually received by the addressee shall constitute delivery of such Notice notwithstanding the failure to comply with any provisions of this Subsection.

         (d) A Notice delivered by regular First Class U.S. Mail shall be deemed to have been delivered on the third Business Day after its post-mark. Any other Notice shall be deemed to have been received on the date and time of the signed receipt or confirmation of delivery or transmission thereof, unless that receipt or confirmation date and time is not a Business Day or is after 5:00 p.m. local time on a Business Day, in which case such Notice shall be deemed to have been received on the next succeeding Business Day.

       13.15     INTEREST AND PRESENT VALUE.

         For the purpose of computing interest, discount or similar accruals over a specified period of time, (A) quantities expressed as a percentage (%) connote a "percentage rate per annum", (B) a year shall be deemed to consist of 360 days divided into 12 months consisting of 30 days each and four quarters consisting of three months (90 days) each, and (C) unless otherwise specified, unpaid accruals will compound on each Payment Date or at the end of each accrual period (as applicable).

       13.16     MANNER OF PAYMENTS.

         All payments required or permitted to be made pursuant to this Agreement or any Related Document shall (i) be paid only in United States Dollars, (ii) by wire transfer of federal funds or by certified, official bank or other check representing immediately available funds on the date and at the place of receipt, and (iii) to be deemed to have been paid if received before 2:00 p.m. on a Business Day or, if received on a non-Business Day or after such time on a Business Day, on the next Business Day.

       13.17     ASSIGNMENT.

         (a) The Seller shall not, and shall not attempt or purport, to assign or transfer to any Person or permit any other Person to assume or undertake any of its rights, duties or obligations under this Agreement or any of the Related Documents, without the prior written consent of the Purchaser, which consent may be granted or waived in its sole discretion.

         (b)     The Purchaser may: (i) in the sole exercise of its discretion
(A) assign (with or without recourse) all (but not less than all) of its rights, duties and obligations under this Agreement and the Related Document to any Person which is a direct or indirect wholly owned subsidiary of BANC ONE CORPORATION or whose sole general partner or sole managing member is a direct or indirect wholly owned subsidiary of BANC ONE CORPORATION ("BOC Entities");
(B) sell or transfer all or any part of the Note or Warrant Shares to any BOC Entity; (C) sell a participation in the Note to any BOC Entity, any partners or members of the Purchaser or any Accredited Institutional Investor; or (D) distribute all or any part of the Note or Warrant Shares to the partners or members of the Purchaser as an in-kind distribution. The Purchaser shall not be required to notify the Seller of any of the foregoing assignments, participations or distributions; provided, however, that until the Seller receives Notice of any such assignment, participation or distribution the Seller shall be entitled to continue to treat the Purchaser as the sole owner of the Note and Warrant Shares and the sole Purchaser to this Agreement and the Related Documents; and (ii) (A) assign (with or without recourse) all (but not less than all) of its rights, duties and obligations under this Agreement and the Related Documents to any Accredited Institutional Investor, or (B) sell or assign (with or without recourse) all or any part of the Note or Warrant Shares to any other Person. The Purchaser shall give Notice to the Seller of any such assignment, sale or transfer.

       13.18     FURTHER ACTS AND DOCUMENTS.

         Each of the Parties hereby agrees to execute and deliver such further instruments and to do such further acts and things as may be necessary or desirable to carry out the purposes of this Agreement.

       13.19     CLOSING OF THE TRANSACTION.

         (a) It is anticipated that the transactions contemplated by this Agreement and the Related Documents may be closed and consummated by the transmission of documents, signature pages of documents and funds by mail, delivery service, fax or other electronic transmission.

         (b) The Parties agree that for the purpose of facilitating any such closing, legal counsel for each Party:

                 (i) shall act as the agent for each of the Parties and for that purpose shall receive and hold documents, signature pages or documents and funds received by it from any Party, subject to written or oral instructions from that Party; and

                 (ii) may, in such capacity and in accordance with written or oral instruction from such Party, date or complete other blank items, in such documents, attach signature pages or attachments to such documents, deliver such documents or funds to other Parties or accept delivery of such documents on behalf of any Parties.

         (c) The Parties agree that the attachment of original or faxed signature pages of any document by any such legal counsel acting in such capacity and in accordance with such instructions, shall constitute the execution and delivery of such documents by such Party.

         (d) The Parties agree that any such closing shall, for all purposes, be deemed to have occurred and this Agreement and the Related Documents shall be deemed to have been simultaneously executed and delivered by all Parties on the date designated by the Parties as the "Closing Date".

         (e) As a condition of funding its purchase obligation at the Closing, the Purchaser may require that the Seller acknowledge a list of items to be completed or documents to be delivered post-closing (including the originals of documents delivered at closing in photocopy or faxed form). Unless otherwise specified on such list, all such items or documents shall be completed or delivered within 20 days after the Closing Date. The Purchaser may, in its discretion, impose an Assessment of $100 per day per item or document which is not completed or delivered with such period.

       13.20     FAXED SIGNATURES.

         (a) By executing and delivering this Agreement (or any counterpart hereof), each Party hereby irrevocably agrees that the faxed delivery of a counterpart signature page of any Related Document or any amendment, modification or restatement of this Agreement or any Related Documents to the other Parties or their representatives shall for all purposes constitute such Party's execution and delivery thereof.

         (b) Any Party may agree by a written instrument executed and delivered by it to the other Parties or their representatives that the faxed delivery of a counterpart signature page of this Agreement to the other Parties or their representatives constitutes the execution and delivery of this Agreement for all purposes, including the purposes of clause (a) above.

       13.21     COUNTERPARTS.

         This Agreement and any Related Document may be executed in multiple counterparts or multiple signature pages, and it is not necessary for effectiveness hereof or thereof that all Parties execute the same counterpart or signature page. Each such counterpart or signature page shall be deemed to be an original and all of such counterparts or signatures shall constitute one and the same agreement or signature page.

       13.22     CLOSING TRANSCRIPT.

         (a) It is anticipated that the Purchaser (i) will cause this Agreement, the Related Documents and other transaction documents (or copies thereof), including documents delivered or completed post-closing, to be bound and delivered to each of the Parties and their legal counsel, together with a certification of the BOCC Legal Department that the documents contained therein are either originally executed documents or photocopies thereof, which bound document as so certified shall constitute a Closing Transcript, and (ii) may cause one or more copies of the Closing Transcript to be made in electronic medium and delivered in that medium to each of the Parties.

         (b) When such Closing Transcripts (or copies in electronic medium thereof) have been received and receipted for by each Party, absent fraud or manifest error, (i) each such Closing Transcript shall be deemed for all purposes to contain an original of this Agreement and each Related Document, and (ii) no Party shall be required or compelled to provide any other original document to prove the existence and the execution and delivery of such documents contained in the Closing Transcript.

         (c) The BOCC Legal Department will furnish to the Seller at no additional cost two copies of the Closing Transcript. Additional copies of the Closing Transcript will be furnished to the Seller upon written request to the BOCC Legal Department, for $100 per copy plus shipping.

       13.23     GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL APPLICABLE LAWS OF THE STATE OF OHIO AND ITS GOVERNMENTAL AUTHORITIES, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT GOVERNANCE OF THE INTERNAL AFFAIRS OF THE PERSONS THAT ARE PARTIES TO THIS AGREEMENT OR THE RELATED DOCUMENTS ARE GOVERNED BY THE LAWS OF THE JURISDICTION OF THEIR RESPECTIVE INCORPORATIONS OR ORGANIZATIONS, AND SUCH APPLICABLE LAWS ARE SUPERSEDED OR PREEMPTED BY THE APPLICABLE LAWS OF THE UNITED STATES AND ITS GOVERNMENTAL AUTHORITIES.

       13.24     WAIVER OF JURY TRIAL.

         THE PARTIES, EACH AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A

TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, ANY RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OR ANY OF THEM ("LITIGATION"). NO PARTY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES.

       13.25     CONSENT TO JURISDICTION, VENUE AND SERVICE OF PROCESS.

       THE PARTIES, EACH AFTER HAVING CONSULTED OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY:
(i) CONSENT TO THE JURISDICTION OF THE COMMON PLEAS COURT OF FRANKLIN COUNTY, OHIO AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF OHIO, EASTERN DIVISION WITH RESPECT TO ANY LITIGATION; (ii) WAIVE ANY OBJECTIONS TO THE VENUE OF ANY LITIGATION IN EITHER SUCH COURT; (iii) AGREE NOT TO COMMENCE ANY LITIGATION EXCEPT IN ONE OR THE OTHER OF SUCH COURTS AND AGREE NOT TO CONTEST THE REMOVAL OF ANY LITIGATION COMMENCED IN ANY OTHER COURT TO ONE OR THE OTHER OF SUCH COURTS; (iv) AGREE NOT TO SEEK TO REMOVE, BY CONSOLIDATION OR OTHERWISE, ANY LITIGATION COMMENCED IN EITHER OF SUCH COURTS TO ANY OTHER COURT; AND (v) WAIVE PERSONAL SERVICE OF PROCESS IN CONNECTION WITH ANY LITIGATION AND CONSENTS TO SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL IN ACCORDANCE WITH APPLICABLE LAW. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES.





       The Parties have caused this Agreement to be executed and delivered effective as of the date first written above.


SELLER:                               PURCHASER:

SCC COMMUNICATIONS CORP.              BANC ONE CAPITAL PARTNERS II, LLC

By: /s/ NANCY K. HAMILTON             By:  Banc One Capital Partners
    -------------------------              Holdings, Ltd., Manager
Name:   NANCY K. HAMILTON
      -----------------------         By  /s/
Its: CHIEF FINANCIAL OFFICER             ------------------------
     ------------------------
                                      Its Authorized Signer

                           GLOSSARY OF DEFINED TERMS

         Unless otherwise expressly provided for or unless the context otherwise requires, the terms defined in this Glossary of Defined Terms are used in the Purchase Agreement and the Related Documents. This Glossary of Defined Terms is a part of and is incorporated by reference in the Purchase Agreement and the Related Documents.

"Accelerated" (and correlative terms such as "Acceleration", "Accelerating" and "Accelerated") means with respect to the Note that the entire unpaid Principal Amount, together with all accrued but unpaid Interest and Assessments, become immediately due and payable prior to the Maturity Date, without, except as expressly provided for in the Note, notice of intent to accelerate, notice of acceleration of maturity, presentment, demand, protest, notice of protest or other notice of default or dishonor of any type whatsoever, all of which are expressly waived by the Seller.

"Acceleration Event" means that payment of the Note has been Accelerated upon the occurrence and continuation of an Event of Default.

"Acceleration Notice"  is defined in the Note.

"Accredited Investor" means an "accredited investor," as that term is defined under Rule 501(a) of Regulation D of the Securities Act.

"Accredited Institutional Investor" means a financial institution or other business entity that is an "accredited investor" with the meaning of clauses
(1), (2), (3) or (7) of Rule 501(a) under Regulation D of the Securities Exchange Act.

"Accountant" means the Seller's independent public accountant selected and approved in the manner provided for in the Purchase Agreement.

"Accountant's Statement" means, with respect to each Annual Financial Statement, a written statement of the Accountant stating in effect that in the course of the Audit with respect to such Financial Statement, no Default has come to their attention, or, if a Default has come to their attention, stating the nature and period of existence of such Default.

"Accounting Periods" means the Fiscal Year, Quarter or Month, as applicable.

"Accounting Statements" means collectively, with respect to any Accounting Period, statements of income, statements of cash flow and shareholders' equity for such Accounting Period and a statement of financial condition as at the end of such Accounting Period.

"ACM(s)" means asbestos containing materials.

"Additional Common Shares" means all Common Shares issued by the Seller after the Closing Date (which is the Original Issue Date) other than the Warrant Shares.

"Adjusted Tangible Net Worth" of any Person shall mean, as of any date, the total assets which would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, less all amounts appearing on the balance sheet of such Person related to (i) goodwill; (ii) patents, trademarks, tradenames, copyrights and franchises, (iii) all other similar assets that would be classified as intangible assets under GAAP, and (iv) Total Liabilities, excluding the Note.

"Adjustment Event" means any of the following events occurring prior to a Qualified Initial Public Offering:

     i. the Seller declares a dividend or makes a distribution on its Outstanding Common Stock in Common Stock or Convertible Securities, or

     ii. the Seller subdivides or reclassifies any of its Outstanding Common Stock into a greater number of shares, or

     iii. the Seller combines or reclassifies any of its Outstanding Common Stock into a smaller number of shares.

"Affiliate" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Seller or another specified Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

"Affirmative Covenants" means the covenants of the Seller set forth in Section 8 of the Purchase Agreement.

"Amortization Commencement Date," if applicable, is set forth in the Note.

"Annual Financial Statements" means, with respect to each Fiscal Year, the Accounting Statements of the Seller with respect to such Fiscal Year, presented with corresponding Accounting Statements for the preceding Fiscal Year, which Accounting Statements shall be Audited, prepared in accordance with GAAP and presented in reasonable detail (including appropriate footnotes).

"Applicable Law" means, with respect to any Person, any and all federal, national, state, regional, local, municipal or foreign laws, statutes, rules, regulations, guidelines, ordinances, licenses, permits, judicial or administrative decisions of any country, or any political subdivision, agency, commission, official or court thereof having jurisdiction over such Person.

"Appraisal Determined Value Amount"means, as of the date of exercise of the Put Option, a per share valuation amount equal to (A) the Appraised Value of all of the Capital Stock of the Seller, divided by (B) the number of Outstanding Shares.

"Appraised Value" means, as of the date of exercise of the Put Option, the fair market value of all of the outstanding Capital Stock of the Seller as of such date as determined by the Appraiser assuming: (i) a cash purchase by a willing buyer from willing sellers of all such Capital Stock as of such date; (ii) the full exercise or conversion of all the then outstanding Convertible Securities in accordance with their respective terms; (iii) the payment in full of the Note out of the proceeds of such sale; (iv) an acquisition of the Seller as a going concern; (v) no adjustment or discount with respect to minority interest, voting rights or rights to control management of the Seller; (vi) no adjustment for any employment, bonus, non-competition, deferred compensation, severance or other employment or compensation arrangement between the Seller and its employees having a term of more than one year; and (vii) no adjustment for the tax consequences of such sale.

"Appraiser" means, with respect to any determination of the Market Determined Value Amount or Appraisal Determined Value Amount, an independent appraiser (which shall be an investment banking firm that is not an Affiliate of either the Seller or the Purchaser) selected in the manner provided for in the Option Agreement.

"Assessments" means fees charged by the Purchaser for processing late payments of the Note and other fees charged pursuant to the Purchase Agreement and Related Documents.

"Audit" or "Audited" means, with respect to the Annual Financial Statements, an examination without limitation as to scope by the Accountant in accordance with generally accepted auditing standards for the purpose of expressing an opinion of such Accounting Statements.

"Audit Report" means, with respect to the Annual Financial Statements, the report of the Accountant indicating the scope of the Audit with respect to such Annual Financial Statements and setting forth the opinion of such Accountant with respect to such Annual Financial Statements as a whole, or an assertion to the effect that an overall opinion cannot be expressed. The Audit Report shall set forth any qualification to such opinion and, when such an overall opinion cannot be expressed, set forth the reasons therefor.

"Benefit Plans" means collectively, the Welfare Plans and the Pension Plans.

"Board of Directors" means the board of directors of the Seller and, as applicable and to the extent permitted by law, any committee of such board of directors authorized to exercise the powers of the board of directors.

"Business" is defined in Background - Paragraph A of the Purchase Agreement.

"BOCC Legal Department" means the internal legal staff of Banc One Capital Corporation, or one of its Affiliates.

"Business Day" means any day other than a Saturday, Sunday or day upon which banking institutions are authorized or required by law or executive order to be closed in the City of Columbus, Ohio.

"Capitalized Earnings Determined Value Amount" means, as of the date of exercise of the Put Option, a per share valuation amount equal to (A) the Capitalized Earnings Value divided by (B) the number of Outstanding Shares.

"Capitalized Earnings Value" means, as of any date of determination, an amount equal to six (6) times EBITDA for the preceding twelve months (i) reduced by an amount sufficient to pay in full all of the then outstanding Permitted Indebtedness (including all accrued but unpaid interest with respect thereto), and (ii) increased by the amount of cash and the fair market value of all marketable securities reflected on the most recent Financial Statements of the Seller as of the date of determination.

"Capital Expenditures" means, with respect to the Seller, expenditures for tangible business assets with a useful life in excess of one year, the acquisition cost of which is, in accordance with GAAP, depreciated over the useful life of such asset.

"Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person or partnership interests and any warrants, options or other rights to acquire such stock or interests.

"Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof which mature within 90 days from the date of acquisition, and (ii) time deposits and certificates of deposit, which mature within 90 days from the date of acquisition, of any domestic commercial bank having capital and surplus in excess of $200,000,000, which has, or the holding company of which has, a commercial paper rating of at least A-1 or the equivalent thereof by Standard & Poors Corporation or P-1 or the equivalent thereof by Moody's Investor Services.

"CFO Certificate" means, with respect to the Quarterly Financial Statements and the Annual Financial Statements, a certificate signed by the chief financial officer of the Seller stating in effect that such Financial Statements, when delivered, (i) were, to the best of her knowledge, complete and correct in all material respects, (ii) were prepared in accordance with GAAP, and

(iii) fairly present the results of operations for the applicable Accounting Period and the financial condition as at the end of such Accounting Period. The CFO Certificate shall be presented in a standard form reasonably satisfactory to the Purchaser.

"Charter Documents" mean a Person's formation documents, including but not limited to, as applicable, its articles of incorporation, by-laws, code of regulations, articles of organization, operating agreement, certificate of limited partnership and partnership agreement.

"Closing Date" means November 20, 1997, or such later date as the Parties shall mutually agree.

"Closing Transcript" means one copy of the Purchase Agreement and each Related Document, including schedules, exhibits, legal opinions and similar documents.

"COBRA Requirements" means the requirements of Section 601 et seq. of ERISA or
Section 4980 of the Code.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

"Common Shares" means the shares of Voting Stock and Non-Voting Stock, if any, of the Seller, treated as a single class of stock, at any time outstanding.

"Compliance Certificate" means, with respect to each Fiscal Year and each Quarter, a certificate signed by the chief financial officer of the Seller (i) stating that no Default has occurred and is continuing, (ii) stating that, to the best of her knowledge, the Seller is in compliance with each of the Affirmative Covenants and each of the Negative Covenants, and (iii) setting forth in reasonable detail a computation of each of the Financial Tests as of the end of the applicable Fiscal Year or Quarter. The Compliance Certificate shall be presented in a standard form reasonably satisfactory to the Purchaser.

"Convertible Securities" means evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, or options, warrants or other rights that are exercisable for, Common Shares that, when issued, would constitute Additional Common Shares, either immediately or upon the occurrence of a specified date or a specified event.

"Co-Sale Agreement" means the Co-Sale Agreement dated as of the date hereof by and among the Seller, George K. Heinrichs, John Simms, Nancy Hamilton, The Hill Partnership III, a Limited Partnership, Ameritech Development Corporation and Boston Capital Ventures Limited Partnership and the Purchaser.

"Debt Service Coverage Ratio" means for the period ending on a particular date, the ratio of the sum of the Seller's net income (excluding discontinued operations relating to CAD System) plus depreciation and amortization expense for the twelve month period ended immediately prior to the date of determination, divided by current maturities of long term debt, determined in accordance with GAAP.

"Default" means any event which is not an Event of Default as of a specified date, but which with the lapse of time, notice, or both, would constitute an Event of Default.

"Default Interest Rate" is defined in the Note.

"Default Rate Election" is defined in the Note.

"Deferred Plans" means Pension Plans that are designed to defer compensation for a select group of key or highly compensated employees and that are exempt from the funding, participation and vesting requirements of ERISA.

"Disposition" means (i) a merger, consolidation or other business combination in which the Seller is not the surviving entity and the Seller's stockholders receive cash or non-cash consideration in exchange for or in respect of their shares of Capital Stock of the Seller or (ii) the sale, lease, conveyance, transfer or other disposition (other than the grant of a security interest) in any single transaction or series of related transactions of all or substantially all of the assets of the Seller.

"Dividends" in respect of any corporation means:

         (1) Cash distributions or any other distributions on, or in respect of, any class of equity security of such corporation, except for distributions made solely in shares of securities of the same class; and

         (2) Any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such securities.

"EBITDA" means, as determined as of any date, earnings of the Seller (as reflected on the most recent Financial Statements) for the twelve-month period ended immediately prior to any such date of determination, determined excluding all amounts expended as reflected on such Financial Statements during such twelve-month period with respect to (i) interest expense with respect to Permitted Indebtedness, (ii) federal and state income tax expense, (iii) depreciation expense, (iv) amortization expense, and (v) discontinued operations relating to CAD Systems.

"Environmental Laws" means the Federal Air Pollution Control Act, Water Pollution Act,

Resource Conservation and Recovery Act, Solid Waste Disposal Act, Toxic Substance Control Act and Comprehensive Environmental Response, Compensation and Liability Act, the Occupational Safety and Health Act and any other Federal, state or local laws, regulations or other requirements regulating or otherwise concerning Hazardous Materials or the environment.

"ERISA" means the Employee Retirement Security Act of 1974, as amended from time to time.

"ERISA Affiliate" means all members of the group of corporations and trades or businesses (whether or not incorporated) which, together with the Seller, are treated as a single employer under Section 414 of the Code.

"ERISA Plan" means any pension benefit plan subject to Title IV of ERISA or
Section 412 of the Code maintained or contributed to by the Seller or any ERISA Affiliate with respect to which the Seller has a fixed or contingent liability.

"Event of Default" is defined in the Note.

"Exercise Price" means $100.

"Excess Compensation Amount" means, with respect to any Put Trigger Event, the Present Value of (i) all compensation payable or, if non-cash compensation, estimated by the Appraiser to be paid by the Seller or any acquiror of the Seller to any executive employee of the Seller whose employment with the Seller or any acquiror of the Seller is not expected to continue for more than one year after the consummation of such Put Trigger Event, plus (ii) the excess, if any, of all compensation payable or, if non-cash compensation, estimated by the Appraiser to be paid by the Seller or any acquiror of the Seller (other than cost of living adjustments) to any executive employee of the Seller under any employment arrangement entered into or to be entered into in connection with such Put Trigger Event, whose employment with the Seller or any acquiror of the Seller is expected to continue for more than one year after the consummation of such Put Trigger Event, over such executive employee's compensation for the 12 months then most recently ended.

"Financial Statements" means the Annual Financial Statements, Monthly Financial Statements and Quarterly Financial Statements of the Seller.

"Financial Tests" means the financial tests with respect to the Seller set forth in Section 10 of the Purchase Agreement, which tests are based upon the Annual and Quarterly Financial Statements and determined as provided for therein.

"Fiscal Year" means each year ended on December 31, or other fiscal year of the Seller adopted in the manner provided for in the Purchase Agreement. Each Fiscal Year consists of four Quarters.

"Fully Diluted Common Stock" means all Common Shares outstanding plus the maximum number of shares issuable in respect of Convertible Securities and warrants and options to purchase Convertible Securities (whether or not the right to convert, exchange or exercise are at the time exercisable).

"GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor), consistently applied.

"Hazardous Materials"   means any hazardous, toxic or dangerous substance,
pollutant, contaminant, waste or other material regulated under Environmental Laws; ACM's; oil and petroleum products and natural gas, natural gas liquids; liquefied natural gas, and synthetic gas usable for fuel; chemicals subject to the OSHA Hazard Communication Standard; and industrial process and pollution control wastes whether or not hazardous within the meaning of the Federal Resource Conservation and Recovery Act.

"Holder's Prorata Share" means as of any date of determination the quotient of
(A) the Holder's Shares as of such date, divided by (B) the Outstanding Common Shares as of such date.

"Holder's Shares" means as of any date of determination the sum of (i) all Common Shares then owned of record by the Purchaser which were acquired pursuant to any Related Document and (ii) the maximum number of Common Shares then issuable to the Purchaser upon the full conversion or exercise of all Convertible Securities then owned by the Purchaser which were acquired pursuant to any Related Document, assuming the full convertibility or exercisability of the Convertible Securities as of that date.

"Indebtedness" means with respect to the Seller, as of any date of determination, the sum (without duplication) at such date of (i) all indebtedness of the Seller for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture, or similar instrument, reflected on the most recent Financial Statements, (ii) all obligations of the Seller under any financing lease, (iii) all obligations of the Seller in respect of letters of credit, acceptances, or similar obligations issued or created for the account of the Seller, (iv) all guaranty obligations of the Seller, and (v) all liabilities secured by any Lien on any property owned by the Seller, whether or not the Seller has assumed or otherwise become liable for the payment thereof.

"Indemnified Losses" means all losses, damages, expenses (including court costs, amounts paid in settlement, judgments, reasonable attorneys' fees or other investigative or defense expenses), liabilities, claims, suits, obligations, penalties, actions, interest and demands of any kind or nature whatsoever.

"Initial Public Offering" means the first offer and sale to the public by the Seller or any holders of shares of any class of its Capital Stock subsequent to the date of the Purchase Agreement on a firm commitment basis, pursuant to a registration statement that has been declared effective by the Commission.

"Insolvency Law" means Title 11 of the United States Code (or any successor law) or any similar Applicable Law providing for bankruptcy, insolvency, conservatorship, receivership or other similar debtor's relief.

"Insolvency Order" means any order, judgment or decree entered in any Insolvency Proceeding granting any Insolvency Relief.

"Insolvency Proceeding" means a proceeding before a court of competent jurisdiction or other duly authorized authority under any Insolvency Law seeking Insolvency Relief.

"Insolvency Relief" means discharge of indebtedness, liquidation, reorganization or arrangement, appointment of a receiver, trustee, conservator, custodian or liquidator or the granting of any stay or restraining order against creditors under any Insolvency Law or other similar debtor's relief under any Insolvency Law.

"Intangible Assets" means (1) all loans or advances to, and other receivables owing from any officers, employees, Subsidiaries and other Affiliates, (2) all investments, whether in a Subsidiary or otherwise, (3) goodwill and (4) any other assets deemed intangible under GAAP.

"Intellectual Property" means all Software, patents, trademarks, service marks, trade names, copyrights and applications therefor.

"Interest" is defined in the Note.

"Interest Rate"is defined in the Note.

"Intercreditor Agreement" is defined in Background - Section B.

"Investment" means any loan, advance or capital contribution to, or investment in, (including any investment in any corporation, joint venture or partnership) or purchase or otherwise acquisition of any Capital Stock, securities or evidences of indebtedness of, any Person.

"Involuntary Insolvency Default" is defined in the Note.

"Lender Reports" means, without duplication, statements, certificates, notices or reports furnished to the Purchaser pursuant to the Purchase Agreement, copies of all financial statements, certificates, notices, reports or other information furnished to any bank, financial institution or note purchaser pursuant to the requirements of any loan or note purchase or similar agreement with respect to any material Indebtedness of the Seller.

"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (whether statutory or otherwise), or preference, priority or other security agreement or similar preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

"Litigation"  is defined in Section 13.24 of the Purchase Agreement.

"Management Letters" means any letter or report furnished by the Accountants to management of the Seller in connection with any Audit or otherwise describing findings or recommendations with respect to the accounting or management practices or procedures of the Seller and, including all reports submitted to the Seller by the Accountant in connection with any interim or special audit made by the Accountant

"Market Determined Value Amount" means, as of the date of exercise of the Put Option, a per share valuation amount equal to (without duplication) (A) sum of the Trigger Value, plus the Excess Compensation Amount, if any, divided by (B) the number of Outstanding Shares.

"Material Contracts" means with respect to the Seller, each of the following types of agreements, leases, arrangements and understandings in effect as of the date of the Purchase Agreement:

     (1)     any agreement for the lease, as lessee, of vehicles;

     (2) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for rent in excess of $50,000 during any twelve month period;

     (3)     any agreement for the lease of real property;

     (4) any agreement (or group of related agreements) under which the Seller has created, incurred, assumed or guaranteed any Indebtedness for borrowed money, or any capitalized lease or purchase money obligation;

     (5) any agreement under which the Seller has granted a Lien, pledge, security interest or other encumbrance upon any of its assets;

     (6) any agreement under which the Seller has an obligation to indemnify a director, officer or employee or an obligation to indemnify a Person with respect to any representation, warranty or covenant made by the Seller (other than product warranties);

     (7) any agreement concerning confidentiality or noncompetition given by the Seller;

     (8) guaranty or suretyship, performance bond or contribution agreements;

     (9) distribution, marketing, sales representative or dealership agreements;

     (10) any agreement between any shareholder, director or officer of the Seller and the Seller; and

     (11) any other material contracts or commitments not made in the ordinary course of business of the Seller.

"Maturity Date" means November 30, 2003.

"Minutes" means all minutes, minutes of written action or reports (including schedules and exhibits thereto) of a shareholders' meeting or actions and all meetings or actions of the board of directors or any committee thereof or appointed thereby of the Seller or any Subsidiary.

"Month" means a calendar month, and "Monthly" means each Month.

"Monthly Financial Statements" means, with respect to each Month, the Accounting Statements of the Seller with respect to such Month, which Accounting Statements shall be prepared and presented in the manner customary for purposes of dissemination for management of the Seller.

"Negative Covenants" means the covenants of the Seller set forth in Section 9 of the Purchase Agreement.

"Non-Surviving Combination" means any merger, consolidation or other business combination by the Seller with one or more other entities in a transaction in which the Seller is not the surviving entity.

"Non-Voting Stock" means the shares of non-voting common stock, if any, of the Seller at any time outstanding.

"Note" means the Senior Subordinated Note due November 30, 2003 in the original principal amount of $4,000,000 issued and sold to the Purchaser by the Seller pursuant to the terms of the Purchase Agreement.

"Notice" means any notice required to be given to any Party under the Purchase Agreement or any of the Related Documents in the manner provided in Section 13 of the Purchase Agreement.

"Obligations" means (i) all amounts owed by the Seller to the Purchaser evidenced by the Note, and (ii) all other present and future Indebtedness and obligations of the Seller to the Purchaser however created, arising or evidenced, direct or indirect, absolute or contingent, due or to become due, now or hereafter existing (other than under the Warrant, the Option Agreement and Registration Rights Agreement).

"Original Issue Date" means the date on which the Warrant was first issued pursuant to the Purchase Agreement.

"Outstanding Common Shares" means, as of any date, all Common Shares then outstanding plus the maximum number of Common Shares issuable in respect of Convertible Securities and options and warrants to purchase Convertible Securities outstanding on such date (whether or not the rights to convert, exchange or exercise thereunder are presently exercisable), including the maximum number of shares issuable under the Warrant.

"Parties" means the Seller and the Purchaser collectively, and "Party" means any one of the Parties.

"Payment Date" is defined in the Note.

"Payment Default" is defined in the Note.

"Pay Off Date" is defined in the Note.

"Pension Plans" means an "employee pension benefit plan" as that term is defined in Section 3(2) of ERISA.

"Permitted Indebtedness" means, as of any date of determination the aggregate principal amount of all Indebtedness of the Seller outstanding as of such date of determination, but only to the extent that the amount of such Indebtedness does not exceed the amounts permitted under the Purchase Agreement.

"Permitted Liens" means:

     (1)     Liens incurred pursuant to the Purchase Agreements and Related
             Documents;

     (2)     Liens securing Senior Indebtedness;

     (3) Liens securing Taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons;

     (4)     Liens incurred or deposits made in the ordinary course of business
             (A) in connection with workers' compensation, unemployment insurance, social security and other like laws, or (B) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property;

     (5) attachment, judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby do not constitute Defaults or Events of Default or are being actively contested in good faith and by appropriate proceedings;

     (6) purchase money security interests granted to secure the purchase price of assets, the purchase of which does not violate the Purchase Agreement or any Related Document; and

     (7) Liens granted with respect to Indebtedness specifically permitted in Section 9.1 of the Purchase Agreement.

"Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other form of entity.

"Preemption Offering" means any offering of Common Shares, Convertible Securities or other shares of Capital Stock of the Company by or on behalf of the Company other than:

                  (a) the issuance or sale of Common Shares after the date hereof pursuant to any employee or director stock option plan or incentive stock plan of the Company approved by the Board of Directors of Company; provided, that (i) options or incentive stock grants are granted only with respect to Common Shares, (ii) the maximum number of Common

                          Shares issued pursuant to options is 3,735,764 with respect to options authorized on November 20, 1997 and 500,000 with respect to options authorized thereafter,
                          (iii) the minimum exercise price per Common Share for such shares is not less than the fair market value per share, and (iv) no options or incentive stock grants are granted to Persons other than officers, directors and employees of the Company or its subsidiaries; and

                  (b)    the sale and issuance of Common Shares or Convertible
                          Securities pursuant to an Initial Public Offering.

"Preemptive Rights Agreement" means the Preemptive Rights Agreement dated as of the date hereof, by and between the Seller and the Purchaser.

"Preferred Shares" means the shares of $0.001 par value preferred stock of the Seller, treated as a single class of stock, at any time outstanding.

"Prepayment Premium" means the premium that must be paid by the Seller to the Purchaser upon the payment of any or all of the Principal Amount of the Note prior to the Maturity Date.

"Present Value" means the value on any date of determination of a future payment or stream of payments.

"Principal Amount" means the principal amount of the Note at any time outstanding.

"Prohibited Transfer" means the sale of any Common Shares or Convertible Securities in contravention of the participation rights of the Purchaser under the Co-Sale Agreement.

"Purchase Agreement" means the Senior Subordinated Note and Warrant Purchase Agreement, dated as of November 20, 1997 between the Seller as seller and the Purchaser, as purchaser, as amended, restated, modified or supplemented and in effect from time to time.

"Purchase Offer" means one or more bona fide offers from any Person to purchase Common Shares or Convertible Securities.

"Purchased Shares" means, as of any date of determination, any Common Shares purchased by the Purchaser prior to such date of determination pursuant to the Preemptive Rights Agreement, or directly from the Seller in any other transaction after the Original Issue Date.

"Purchaser" means Banc One Capital Partners II, LLC, a Delaware limited liability company, together with its successors and assigns.

"Put Option"s defined in the Option Agreement.

"Option Agreement" means the Option Agreement dated as of the date hereof by and between the Seller and the Purchaser.

"Put Price" means, as of any date of determination, a per share purchase price equal to the Capitalized Earnings Determined Value Amount, unless a greater Market Determined Value Amount or Appraisal Determined Value Amount is determinable with respect to such date of determination, in which case "Put Price" means such greater amount.

"Put Trigger Event" means the first to occur of any of the following events:
(i) the sixth anniversary of the Closing Date; (ii) a Disposition; (iii) a Non-Surviving Combination; (iv) the date upon which the Company prepays in full the outstanding principal, interest and assessments, if any, on the Note or (v) an Acceleration Event.

"Qualified Initial Public Offering" means an Initial Public Offering by the Seller of shares of its Common Stock in which the proceeds to the Seller (net of underwriting discounts) equals or exceeds $25,000,000, and in which the Company is valued (based on the number of Outstanding Common Shares multiplied by the offering price per share) at $100,000,000 or more.

"Qualified Plans" shall have the meaning set forth in Section 5.21 of the Purchase Agreement.

"Quarter" means each quarter annual period of the Fiscal Year, and "Quarterly" means each Quarter. Each Quarter consists of three Months.

"Quarterly Financial Statements" means, with respect to each Quarter, the Accounting Statements of the Seller with respect to such Quarter and the current Fiscal Year to date, presented with corresponding Accounting Statements for the same Quarter and Fiscal Year to date period for the preceding Fiscal Year, which Accounting Statements shall be prepared in accordance with GAAP (subject to applicable year end adjustments) and presented in reasonable detail (but omitting footnotes that would substantially duplicate footnotes contained in the most recent Annual Financial Statements).

"Registrable Securities" means: (a) any of the Warrant Shares and the Common Shares of the Seller issued pursuant to the Preemptive Rights Agreement or Warrant, and (b) any securities issued or issuable with respect to any such securities described in (a) above, by way of dividend or distribution or in connection with a recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold in accordance with such registration statement,
(ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act, (iii) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Seller and subsequent disposition of them shall not require registration or qualification under the Securities Act or any similar state law then in force, or (iv) such securities shall have ceased to be outstanding.

"Registration Expenses" means all expenses incident to the Seller's performance of or compliance with Section 2 of the Registration Rights Agreement, including, without limitation, all registration, filing and National Association of Securities Dealers fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Seller and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the fees and disbursements incurred by the holders of Registrable Securities to be registered (including the fees and disbursements of any counsel and accountants retained by the Purchaser), premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

"Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof, by and between the Seller and the Purchaser.

"Regulations" means the federal Income Tax Regulations (including without limitation, Temporary Regulations) promulgated under the Code, as the same may be amended from time to time (including corresponding provisions of successor regulations).

"Related Documents" is defined in Section 13.1 of the Purchase Agreement.

"Representation(s) and Warranty(ies)" means the representations and warranties of the Seller set forth in Section 5 of the Purchase Agreement and in the Related Documents and in any certificate of the Seller delivered pursuant thereto.

"Reorganization Event" means any of the following events:



                  (c) any capital reorganization or reclassification or recapitalization of the Capital Stock of the Seller (other than any Adjustment Event);

                  (d) any merger or consolidation of the Seller with or into another

                          Person; and

                  (e) the sale or transfer of the property of the Seller as an entirety or substantially as an entirety.

"Reporting Covenants" means the covenants of the Seller set forth in Section 7 of the Purchase Agreement.

"Restricted Payments" means any of the following:

         (1)     any dividend on any class of the Seller's Capital Stock;

         (2) any other distribution on account of any class of the Seller's Common Shares; and

         (3) any redemption, purchase or other acquisition, direct or indirect, of any shares of the Seller's Capital Stock (other than pursuant to the Put Option).

"Restricted Securities" means (a) any Warrant bearing the applicable legend set forth in Section 4.1 of the Warrant, (b) any Warrant Shares which are evidenced by a certificate or certificates bearing such legend, and (c) unless the context otherwise requires, any Common Shares which are at the time issuable upon the exercise of any Warrant and which, when so issued, will be evidenced by a certificate or certificates bearing such legend.

"Rights Offering" means any offering of Common Shares, Convertible Securities or other shares of Capital Stock of the Company or any distribution of rights to purchase Common Shares, Convertible Securities or other shares of Capital Stock of the Company by or on behalf of the Company that is made substantially on a prorata basis among the holders of Common Shares.

"Securities" means collectively, the Note, the Warrant and the Warrant Shares.

"Securities Act" means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar federal statute.

"Securities Exchange Act" means the Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar federal statute.

"Security Reports" means all financial statements, proxy statements, notices and reports furnished to the shareholders or securities holders of the Seller and all registration statements and reports (including reports on Forms 10-K, 10-Q and 8-K) filed with the Commission.

"Seller" means SCC Communications Corp., a Delaware corporation, and includes any Person which shall succeed to or assume the obligations of the Seller.

"Selling Shareholder" is defined in the Co-Sale Agreement.

"Senior Indebtedness" means all monetary obligations of the Seller (including, without limitation, obligations with respect to the principal of, premium, if any, and interest on, fees and claims arising under, or with respect to, the Senior Loan Agreement.

"Senior Lender" means Bank One Colorado, NA and its successors and assigns thereunder.

"Senior Loan" has the meaning set forth in Background- Paragraph B of the Purchase Agreement.

"Software" means all software, including all related copyrights, databases and documentation.

"Stated Interest Rate"  is defined in the Note.

"Subordinated Debt" means Indebtedness of the Seller which is subordinated, in a manner satisfactory to and approved in writing by the Purchaser, to the Indebtedness of the Seller evidenced by the Note.

"Subsidiary" means any corporation, all of the stock of every class of which, except directors' qualifying shares, shall at the time as of which any determination is being made, be owned by the Seller either directly or through Subsidiaries.

"Taxes" means any federal, state, local or foreign income, gross receipts, franchise, payroll, employment, excise, unemployment, personal property, sales, use, value added, alternative, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto. The Seller has previously made available to Purchaser copies of all federal income tax returns filed by the Seller in the past five years.

"Tax Returns" means all returns relating to Taxes.

"Total Debt" of any Person shall mean, as of any date, all amounts which would be included as debt on a balance sheet of such Person as of such date prepared in accordance with GAAP, consistently applied.

"Total Liabilities" of any Person shall mean, as of any date, all amounts which would be included as liabilities on a balance sheet of such Person as of such date prepared in accordance with GAAP, consistently applied.

"Transfer" means, with respect to any item, the sale, exchange, pledge, conveyance, lease, transfer or other disposition of such item or any interest therein.

"Trigger Value" means, with respect to any date, the fair market value of the Company determined by the Appraiser based solely upon a Put Trigger Event the closing of which has occurred within six (6) months immediately preceding the date or exercise of the Put Option, or that will occur pursuant to an agreement or letter of intent in effect as of the date or exercise of the Put Option, and assuming: (i) the full exercise or conversion of all of the then outstanding Convertible Securities in accordance with their respective terms; (ii) the payment in full of the Note out of the proceeds of such Put Trigger Event;
(iii) no adjustment or discount with respect to minority interest, voting rights or rights to control management of the Company, and (iv) no adjustment for the tax consequences of such Put Trigger Event.

"Voluntary Insolvency Default" is defined in the Note.

"Voting Power" means with respect to any corporation the power to vote for or designate members of the board of directors of such corporation, whether exercised by virtue of the record ownership of stock, under a close corporation or similar agreement or under an irrevocable proxy.

"Voting Stock" means the shares of voting common stock, $0.001 par value, of the Seller at any time outstanding.

"Warrant Exercise Expiration Date" means that date which is the earliest of (i) the date on which an Initial Public Offering is completed, (ii) the date on which a Disposition or Non-Surviving Combination is consummated, (iii) the date on which the Purchaser exercises its rights under the Co-Sale Agreement to sell all of its Warrant Shares or (iv) 90 days after the Maturity Date of the Note.

"Warrant Shares" is defined in Background - Section D.

"Warrants" mean the Warrant.

"Welfare Plans" means an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA.